Exhibit 1.1

SELLING AGENT AGREEMENT

by and among

EOP OPERATING LIMITED PARTNERSHIP,

as Issuer,

EQUITY OFFICE PROPERTIES TRUST,

as Guarantor,

INCAPITAL LLC,

as Purchasing Agent,

and the

Agents named herein

June 10, 2004

June 10, 2004

To Incapital LLC and the Agents
listed on the signature page hereto.

          EOP Operating Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), proposes to issue and sell up to $500 million aggregate principal amount of its InterNotes® due nine months or more from date of issue (the “Notes”). The Notes will be fully and unconditionally guaranteed as to payment of the principal thereof, and premium, if any, and interest thereon (the “Guarantee,” and together with the Notes, the “Securities”) by Equity Office Properties Trust, a Maryland real estate investment trust and general partner of the Operating Partnership (the “Company”). The Securities are to be issued pursuant to an indenture, dated as of August 29, 2000, between the Operating Partnership and U.S. Bank National Association (formerly, U.S. Bank Trust National Association), as supplemented by the first supplemental indenture thereto, dated as of June 18, 2001, among the Operating Partnership, the Company and U.S. Bank National Association (such indenture as supplemented, the “Indenture”). BNY Midwest Trust Company (or such other trustee as the Operating Partnership may appoint from time to time) shall serve as trustee (the “Trustee”) for the Securities under the Indenture. The terms of the Securities are described in the Prospectus referred to below.

          Subject to the terms and conditions contained in this Agreement, the Operating Partnership and the Company hereby (1) appoint each of you as agent of the Operating Partnership and the Company (“Agent”) for the purpose of soliciting offers to purchase Securities and each of you hereby agrees to use reasonable best efforts to solicit offers to purchase Securities upon terms acceptable to the Operating Partnership and the Company at such times and in such amounts as the Operating Partnership and the Company shall from time to time specify and in accordance with the terms hereof, and after consultation with Incapital LLC (the “Purchasing Agent”) and (2) agree that whenever the Operating Partnership and the Company determine to sell Securities pursuant to this Agreement, such Securities shall be sold pursuant to a Terms Agreement (as defined herein) relating to such sale in accordance with the provisions of Section V hereof among the Operating Partnership, the Company and the Purchasing Agent, with the Purchasing Agent purchasing such Securities from the Operating Partnership and the Company as principal for resale to other Agents or dealers (the “Selected Dealers”), each of whom will purchase Securities from the Purchasing Agent as principal for resale to third parties. The Operating Partnership and the Company reserve the right to enter into agreements substantially similar hereto with other agents subject to prior notification of the Purchasing Agent of any such agreement.

I.

          The Operating Partnership and the Company have filed with the Securities and Exchange Commission (the “SEC”) registration statements on Form S-3 (Nos. 333-58976 and 333-43530) (including the exhibits thereto and as amended at the time such registration statements became effective, the “Registration Statement”) that included a base prospectus which sets forth the general terms of the Securities (in the form in which it appears in the Registration Statement and including any documents incorporated therein by reference, the “Basic Prospectus”). Under the Registration Statement, the Securities may be offered from time to time in accordance with Rule

InterNotes® is a registered servicemark of Incapital Holdings LLC

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415 under the Securities Act of 1933, as amended (the “1933 Act”). The Registration Statement has been declared effective by the SEC, and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”). The Basic Prospectus and prospectus supplement, dated as of the date hereof, relating to the offering of the particular Securities, to be filed pursuant to Rule 424 under the 1933 Act, including all documents incorporated therein by reference, as from time to time amended or supplemented, including any Pricing Supplement (as defined herein), are referred to herein as the “Prospectus.”

          All references in this Agreement to financial statements and schedules and other information which is “disclosed,” “contained,” “included,” “set forth” or “stated” (or other references of like import) in the Registration Statement or Prospectus shall be deemed to include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement or Prospectus, as the case may be, prior to the time that the Purchasing Agent has agreed to purchase the particular Securities from the Operating Partnership and the Company; and all references in this Agreement to amendments or supplements to the Registration Statement or Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is incorporated by reference in the Registration Statement or Prospectus, as the case may be, after the time that the Purchasing Agent has agreed to purchase the particular Securities from the Operating Partnership and the Company.

II.

          The obligations of the Purchasing Agent and the Agents hereunder are subject to the following conditions:

     (a) On the date hereof, the Purchasing Agent and the Agents shall have received the following legal opinions, dated as of the date hereof and in form and substance reasonably satisfactory to them:

     (1) The favorable opinion of Hogan & Hartson L.L.P., counsel for the Operating Partnership and the Company, to the effect set forth in Exhibit A hereto.

     (2) The favorable opinion of Sidley Austin Brown & Wood LLP, counsel to the Purchasing Agent and the Agents, with respect to the matters set forth in Items (1) (as to formation, valid existence and good standing only), (2) (as to formation, valid existence and good standing only) (3), (4), (5), (6), (7), (8), (11), (12) and (16) of Exhibit A hereto and a statement similar to the statement referred to in clause (i) of the last paragraph of Exhibit A hereto.

          In giving their opinions required by subsections (a)(1) and (a)(2), respectively, each of Hogan & Hartson L.L.P. and Sidley Austin Brown & Wood llp may rely, (A) as to all matters of fact, upon certificates and written statements of officers and employees of and accountants for each of the Company, the Operating Partnership or its subsidiaries and (B) as to the qualification and good standing of each of the Company, the Operating Partnership or the Significant Subsidiaries (as defined herein) to do business in any state or jurisdiction, upon certificates of appropriate government officials or opinions of counsel in such jurisdictions, which opinions shall be in the form and substance reasonably satisfactory to counsel for the Purchasing Agent and the Agents.

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     (b) On the date hereof, the Purchasing Agent and the Agents shall have received a certificate of the Chief Executive Officer, the President or an Executive Vice President of the Company, and of the chief financial or chief accounting officer of the Company, on behalf of the Company as general partner of the Operating Partnership and for itself, dated as of the date hereof, to the effect that the signer of such certificate has examined the Registration Statement, the Prospectus and this Agreement and that (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, assets or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “REIT Material Adverse Effect”), nor has there been a material adverse change in the condition, financial or otherwise, or in the earnings, assets, or business affairs of the Operating Partnership and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (an “OP Material Adverse Effect,” and together with a REIT Material Adverse Effect, a “Material Adverse Effect”), except as set forth or contemplated in the Prospectus, as supplemented or amended, (ii) the representations and warranties of the Operating Partnership and the Company contained in this Agreement are accurate as though expressly made at and as of the date of such certificate, (iii) the Operating Partnership and the Company have performed or complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the date of such certificate, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to such officer’s knowledge, threatened by the SEC.

     (c) On the date hereof, the Purchasing Agent and the Agents shall have received a letter from Ernst & Young LLP, dated as of the date hereof, in form and substance reasonably satisfactory to the Purchasing Agent and the Agents, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the Prospectus.

     (d) On the date hereof, counsel to the Purchasing Agent and the Agents shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of Securities as herein contemplated, or in order to evidence the accuracy of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Operating Partnership and the Company in connection with the issuance and sale of Securities as herein contemplated shall be satisfactory in form and substance to the Purchasing Agent and to counsel to the Purchasing Agent and the Agents.

     (e) The obligations of the Purchasing Agent to purchase Securities as principal will be subject to the following further conditions: (i) the rating assigned by any nationally recognized statistical rating organization (as defined in Rule 436(g)(2)) to any of the Operating Partnership’s debt securities or the Company’s preferred shares of beneficial interest as of the date of the applicable Terms Agreement shall not have been lowered and no such rating organization shall have publicly announced that it has under surveillance or review its ratings of any of the Operating Partnership’s debt securities or of the Company’s preferred shares of beneficial interest since that time and (ii) there shall not have come to the attention of the Purchasing Agent or any other Agent any facts that would cause such Agent to believe that the Prospectus, at the time it was required to be delivered to a purchaser of the Securities, included an untrue statement of a material fact or

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omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading.

     If any condition specified in this Section II shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Purchasing Agent and the applicable Agent or Agents with respect to itself or themselves, respectively, by notice to the Operating Partnership and the Company at any time and any such termination shall be without liability of any party to any other party, except that the indemnity and contribution agreements set forth in Section VIII hereof, the provisions concerning payment of expenses under Section XIII hereof, the provisions concerning the representations, warranties and agreements to survive delivery of Section IX hereof, the provisions relating to governing law and forum set forth in Section XII and the provisions relating to parties set forth in Section XI hereof shall remain in effect.

III.

          In further consideration of the agreements of the Purchasing Agent and the Agents herein contained, each of the Operating Partnership and the Company, jointly and severally, covenants as follows:

     (a) Each of the Operating Partnership and the Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act, the rules and regulations of the SEC under the 1934 Act (the “1934 Act Regulations”), the 1939 Act and the rules and regulations of the SEC under the 1939 Act (the “1939 Act Regulations”). If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Purchasing Agent and the Agents or counsel for the Operating Partnership and the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, immediate notice shall be given, and confirmed in writing, to the Purchasing Agent to cease the offer and sale of the Securities, and the Operating Partnership and the Company will promptly prepare and file with the SEC, subject to clause (c), such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements, and the Operating Partnership and the Company will furnish to the Purchasing Agent and the Agents such number of copies of such amendment or supplement as the Purchasing Agent and the Agents may reasonably request.

     (b) Each of the Operating Partnership and the Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

     (c) The Operating Partnership and the Company will give counsel to the Purchasing Agent and the Agents notice of their intention to file or prepare any amendment to the Registration Statement or any amendment or supplement to the Prospectus, whether by the filing of documents

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pursuant to the 1934 Act, the 1933 Act or otherwise, will furnish counsel to the Purchasing Agent and the Agents with copies of any such documents a reasonable amount of time prior to such proposed filing or use, other than such amendments or supplements relating to the offering of securities other than the Securities, and will not file or use any such document to which the Purchasing Agent or Agents shall reasonably object; provided, however, that the foregoing requirement shall not apply to (i) any of the Operating Partnership’s or the Company’s periodic filings with the SEC filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act and (ii) any Pricing Supplement relating to the Securities filed pursuant to Rule 424 under the 1933 Act.

     (d) The Operating Partnership and the Company will notify the Purchasing Agent and the Agents or their counsel immediately, and confirm the notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement, or when any amendment or supplement to the Prospectus shall have been filed (other than Pricing Supplements, except as set forth in the Procedures (as defined herein)), (ii) the receipt of any comments from the SEC, (iii) any request by the SEC for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement, or the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or the initiation of or notification of any threat to initiate any proceedings for any of such purposes. Each of the Operating Partnership and the Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the SEC and, in the event that it was not, it will promptly file such prospectus. Each of the Operating Partnership and the Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (e) The Operating Partnership and the Company have furnished or will deliver to the Purchasing Agent and the Agent conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and conformed copies of consents and certificates of experts) as the Purchasing Agent and the Agents may reasonably request. The copies of the Registration Statement and each amendment thereto furnished to the Purchasing Agent and the Agents will be identical to the electronically transmitted copies thereof filed with the SEC pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), except to the extent permitted by Regulation S-T.

     (f) The Operating Partnership and the Company will furnish to the Purchasing Agent and the Agents, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as the Purchasing Agent and the Agents may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Purchasing Agent and the Agents will be identical to the electronically transmitted copies thereof filed with the SEC pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (g) The Operating Partnership and the Company will use their best efforts, in cooperation with the Purchasing Agent and the Agents, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States, including real estate syndication laws, as the Purchasing Agent and the Agents may reasonably designate, and will use their best efforts to maintain such qualifications in effect for as long as may

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be required for the distribution of the Securities; provided, however, that neither the Operating Partnership nor the Company shall be obligated to file any general consent to service of process or to qualify as a foreign limited partnership or corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Operating Partnership and the Company will file such statements and reports, of which the Operating Partnership and the Company have knowledge, as may be required by the laws of each jurisdiction in which the Securities have been qualified as above provided. The Operating Partnership and the Company will also supply the Purchasing Agent and the Agents with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdictions as the Purchasing Agent and the Agents may request.

     (h) The Operating Partnership and the Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the SEC pursuant to the 1934 Act within the time period required by the 1934 Act and the 1934 Act Regulations.

     (i) If the Operating Partnership and the Company have notified the Purchasing Agent to terminate solicitations of sales of the Securities, then neither the Operating Partnership nor the Company shall be required to comply with the provisions of subsection (a), (c) or (d) of this Section during any period from the first date on which no Agent holds any Securities purchased as principal from the Purchasing Agent for sale to third parties pursuant hereto until the time the Operating Partnership shall determine that the Purchasing Agent may subsequently purchase Securities from the Operating Partnership and the Company as principal or shall otherwise notify the Purchasing Agent or the Agents that they shall resume soliciting sales of Securities.

     (j) The Operating Partnership will use the net cash proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

     (k) The Operating Partnership and the Company shall use their reasonable best efforts in cooperation with the Purchasing Agent and the Agents to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

IV.

     (a) The Securities shall initially be purchased by the Purchasing Agent as principal from the Operating Partnership. The Agents shall offer the Securities to third parties upon the terms and conditions set forth herein and in the Prospectus and upon the terms communicated to the Agents from time to time by the Operating Partnership or the Purchasing Agent, as the case may be (which terms, unless otherwise agreed, shall be agreed upon orally by the Purchasing Agent, the Operating Partnership and the Company, with written confirmation prepared by the Purchasing Agent and sent to the Operating Partnership and the Company as provided in the Procedures). For the purpose of such solicitations and sales, the Agents will use the Prospectus as then amended or supplemented which has been most recently distributed to the Agents by the Operating Partnership and the Company for use in confirming sales of Securities, and the Agents will offer and sell the Securities only as permitted or contemplated thereby and herein and will offer and sell the Securities only as permitted by the 1933 Act and the applicable securities laws or regulations of any jurisdiction. An Agent’s commitment to purchase Securities as principal shall be deemed to have been made on the

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basis of the representations and warranties of the Operating Partnership and the Company herein contained and shall be subject to the terms and conditions herein set forth. Unless the context otherwise requires, references herein to “this Agreement” shall include the applicable Terms Agreement. The Operating Partnership and the Company reserve the right, in their sole discretion, to suspend solicitations of offers to purchase the Securities at any time for any period of time or permanently. Upon receipt of instructions (which may be given orally and confirmed in writing) from the Operating Partnership and the Company to the Purchasing Agent, the Agents will suspend promptly solicitation of offers to purchase until such time as the Operating Partnership and the Company have advised the Purchasing Agent that such solicitation may be resumed. Notwithstanding the foregoing, neither the Purchasing Agent nor any Agent shall be obligated to resume solicitations of offers to purchase Securities unless the Operating Partnership and the Company have complied with the provisions of Sections III(a) and VII in full.

     (b) The Operating Partnership and the Company agree to sell the Securities to the Purchasing Agent at a discount equal to the percentages of the initial offering price of each Security actually sold as set forth in Exhibit B hereto; provided, however, that the Operating Partnership, the Company and the Purchasing Agent may agree instead to a discount greater than or less than the percentages set forth in Exhibit B hereto. The actual aggregate discount with respect to each sale of Securities will be set forth in the related Pricing Supplement. The Purchasing Agent and the Agents or Selected Dealers will share the above-mentioned discount in such proportions as they may agree. Unless otherwise authorized by the Operating Partnership and the Company, all Securities shall be sold to the public at a purchase price not to exceed 100% of the principal amount thereof, plus accrued interest, if any. Such purchase price shall be set forth in the confirmation statement of the Agent or Selected Dealer responsible for such sale and delivered to the purchaser along with a copy of the Prospectus.

     (c) Procedural details relating to the issue and delivery of, and the solicitation of purchases and payment for, the Securities are set forth in the Administrative Procedures attached hereto as Exhibit C (the “Procedures”), as amended from time to time. Unless otherwise provided in a Terms Agreement, the provisions of the Procedures shall apply to all transactions contemplated hereunder. The Purchasing Agent, the Agents, the Operating Partnership and the Company each agree to perform the respective duties and obligations specifically provided to be performed by each in the Procedures as amended from time to time. The Procedures may only be amended by written agreement of the Operating Partnership, the Company and the Purchasing Agent.

V.

          Each sale of Securities shall be made in accordance with the terms of this Agreement and a separate agreement in substantially the form attached as Exhibit D (a “Terms Agreement”) to be entered into by and among the Operating Partnership, the Company and the Purchasing Agent which will provide for the sale of such Securities by the Operating Partnership and the Company to, and the purchase and reoffering thereof, by the Purchasing Agent as principal. A Terms Agreement may also specify certain provisions relating to the reoffering of such Securities by the Purchasing Agent to the Agents and by the Agents to the purchasers. The offering of Securities by the Operating Partnership and the Company hereunder and the Purchasing Agent’s agreement to purchase Securities pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Operating Partnership and the Company herein contained and shall be subject to the terms and conditions herein set forth. Each

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Terms Agreement shall describe the Securities to be purchased pursuant thereto by the Purchasing Agent as principal, and shall specify, among other things, the principal amount of Securities to be purchased, the interest rate or interest rate basis (and whether such interest rate shall be fixed or floating), the interest payment dates, if any, the net proceeds to the Operating Partnership, the initial public offering price, if any, at which the Securities are proposed to be reoffered by the Agents to purchasers, and the time, date (the “Settlement Date”) and place of delivery of and payment for such Securities, the maturity date of such Securities, whether the Securities provide for a Survivor’s Option (as such term is defined in the Prospectus), whether the Securities are redeemable or otherwise repayable and on what terms and conditions, and any other relevant terms. In connection with the resale of the Securities purchased, without the consent of the Purchasing Agent, the Agents are not authorized to appoint subagents or to engage the service of any other broker or dealer, nor may any Agent reallow any portion of the discount paid to it.

VI.

     (a) Each of the Operating Partnership and the Company represents and warrants to the Purchasing Agent and the Agents as of the date hereof, as of the date of each applicable Terms Agreement, as of each Settlement Date, and as of any time that the Registration Statement or the Prospectus shall be amended or supplemented (other than any Current Report on Form 8-K relating exclusively to the issuance of other debt securities under the Registration Statement) (each of the times referenced above being referred to herein as a “Representation Date”) as follows:

     (i) Compliance with Registration Requirements. Each of the Operating Partnership and the Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Operating Partnership and the Company, are contemplated by the SEC, and any request on the part of the SEC for additional information has been complied with.

     At the respective times the Registration Statement and any post-effective amendments thereto became effective, at the time of filing the 2003 Annual Reports on Form 10-K of the Company and the Operating Partnership with the SEC, at the date hereof and as of the applicable Representation Date, the Registration Statement and any amendments thereto complied, complies and will comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the 1939 Act and the 1939 Act Regulations, and did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued or as of the applicable Representation Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished in

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writing by the Purchasing Agent or any Agent through the Purchasing Agent to the Operating Partnership and the Company expressly for use in the Registration Statement or Prospectus.

     The Prospectus filed as part of the Registration Statement, or filed pursuant to Rule 424 under the 1933 Act Regulations, complied when so filed in all material respects with the 1933 Act Regulations, and the Prospectus delivered to the Purchasing Agent and the Agents for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the SEC pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the SEC, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and the 1934 Act Regulations, as applicable, and, when read together with the other information in the Prospectus at the time the Registration Statement became effective, at the time the Prospectus or any amendment or supplement thereto was issued and as of the applicable Representation Date, did not, does not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (iii) Independent Accountant. Ernst & Young LLP, the accounting firm that certified the financial statements and supporting schedules included in the Registration Statement, is an independent public accountant as required by the 1933 Act and the 1933 Act Regulations.

     (iv) Financial Statements. The financial statements included in the Prospectus, together with the related schedules and notes, present fairly the financial position of the respective entity or entities presented therein at the respective dates indicated and the results of their operations for the respective periods specified, and except as otherwise stated therein, said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis. The supporting schedules included in the Prospectus present fairly in accordance with GAAP the information required to be stated therein. The financial information and data included in the Prospectus present fairly the information included therein and have been prepared on a basis consistent with that of the books and records of the respective entities presented therein. Any pro forma financial information included in the Prospectus has been prepared in accordance with the applicable requirements of Rules 11-01 and 11-02 of Regulation S-X under the 1933 Act, and the necessary pro forma adjustments have been properly applied to the historical amounts in the compilation of such information, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. If the Prospectus does not include pro forma financial information, such pro forma

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financial information is not required to be so included under the rules and regulations of the SEC.

     (v) No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no Material Adverse Effect, (B) no casualty loss or condemnation or other adverse event with respect to any Property (as defined below) has occurred that would result in a Material Adverse Effect, (C) there have been no transactions or acquisitions entered into by the Operating Partnership, the Company or any of their respective subsidiaries, other than those arising in the ordinary course of business, which are material with respect to the Operating Partnership, the Company and their respective subsidiaries considered as one enterprise, (D) except as described in the Registration Statement and the Prospectus and except for regular quarterly distributions by the Company in respect of its outstanding common shares of beneficial interest and scheduled distributions in respect of its outstanding preferred shares of beneficial interest (and corresponding distributions by the Operating Partnership on its partnership interests), there has been no distribution of any kind declared, paid or made by the Company with respect to its shares of beneficial interest or the Operating Partnership with respect to its partnership interests, and (E) there has been no material change in the partnership interests of the Operating Partnership, or any material decrease in equity or material increase in the indebtedness of the Company or of the Operating Partnership.

     (vi) Good Standing of the Operating Partnership. The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the Delaware Revised Uniform Limited Partnership Act (the “Delaware Act”) with partnership power and authority to own, lease and operate any real property or improvements thereon owned or leased by the Operating Partnership or its subsidiaries (each individually, a “Property” and collectively, the “Properties”), to conduct the business in which it is engaged or proposes to engage as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under or contemplated under this Agreement, the Indenture and the Notes. The Operating Partnership is duly qualified or registered as a foreign partnership and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify, register or be in good standing would not result in an OP Material Adverse Effect.

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     (vii) Good Standing of the Company. The Company has been duly formed and is validly existing as a real estate investment trust in good standing under Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland (the “Maryland REIT Law”) with trust power and authority to own, lease and operate any real property or improvements thereon owned or leased by the Company or its subsidiaries, to conduct the business in which it is engaged or proposes to engage as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under or contemplated under this Agreement, the Indenture and the Guarantee. The Company is duly qualified or registered as a foreign real estate investment trust and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify, register or be in good standing would not result in a REIT Material Adverse Effect.

     (viii) Good Standing of the Subsidiaries. Each of the subsidiaries of the Operating Partnership or the Company listed on Annex B to this Agreement (collectively, the “Significant Subsidiaries”), if any, has been duly organized and is validly existing as a partnership, corporation, limited liability company or real estate investment trust in good standing under the laws of its respective jurisdiction of organization, with all power and authority to own, lease and operate its properties and to conduct the business in which it is engaged or proposes to engage as described in the Registration Statement and the Prospectus. Each Significant Subsidiary is duly qualified or registered as a foreign partnership, corporation, limited liability company, or real estate investment trust and is in good standing in each jurisdiction in which the business conducted by such subsidiary is required and permitted, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure, singly or in the aggregate, to so qualify would not result in a Material Adverse Effect. Each of the organizational documents or agreements of the Significant Subsidiaries is in full force and effect. Other than any Significant Subsidiaries, neither the Operating Partnership nor the Company has any subsidiary that is a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X.

     (ix) Capitalization. The capitalization tables set forth in the Registration Statement and the Prospectus are accurate as of the dates referenced therein. All of the Operating Partnership’s outstanding partnership interests have been duly authorized for issuance by the Operating Partnership, are validly issued and fully paid and were offered and sold in compliance with all applicable laws (including, without limitation, federal and state securities laws). All of the Company’s outstanding common and preferred shares of beneficial interest have been duly authorized for issuance by the Company and are validly issued and fully paid. None of such shares of beneficial interest were issued in violation of preemptive or other similar rights of any security holder of the Company. Such shares of beneficial interest initially were offered and sold by the Company in compliance with all applicable laws (including, without limitation, federal and state securities laws).

     (x) Authorization of the Indenture. The Indenture has been duly authorized, executed and delivered by each of the Company and the Operating

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Partnership, and assuming due authorization, execution and delivery by the Trustee, constitutes a valid and binding obligation of each of the Company and the Operating Partnership, enforceable against each of the Company and the Operating Partnership in accordance with its terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

     (xi) Authorization of the Notes. The Notes have been duly authorized by the Operating Partnership and, at the applicable Settlement Date will have been duly executed by the Operating Partnership and, when executed, authenticated and issued pursuant to the provisions of the Indenture and delivered against payment of the purchase price therefor as provided herein, will constitute valid and binding obligations of the Operating Partnership, enforceable against the Operating Partnership in accordance with their terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability, and the Notes will be in the form contemplated by, and entitled to the benefits of, the Indenture.

     (xii) Authorization of Guarantee. The Guarantee has been duly authorized by the Company and, at the applicable Settlement Date will have been duly executed by the Company and, when the Notes are executed, authenticated and issued pursuant to the provisions of the Indenture and delivered against payment of the purchase price therefor as provided herein, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability, and the Guarantee will be in the form contemplated by the Indenture.

     (xiii) Description of the Securities and the Indenture. The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

     (xiv) Absence of Defaults. None of the Operating Partnership, the Company or any Significant Subsidiary is in violation of its declaration of trust, charter, by-laws, limited liability company agreement, certificate of limited partnership or partnership agreement, as the case may be, and none of the Operating Partnership, the Company or any Significant Subsidiary is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which such entity is a party or by which such entity may be bound, or to which any of the property or assets of such entity is subject, except as disclosed in

12

the Prospectus or where a default thereunder would not result in a Material Adverse Effect.

     (xv) Absence of Conflicts. The execution and delivery of this Agreement and the Indenture, the performance of the obligations set forth herein or therein, and the consummation of the transactions contemplated hereby or thereby or in the Prospectus (including the issuance and sale of the Securities by the Operating Partnership and the Company) will not result in the creation of any lien, charge or encumbrance upon the Properties or conflict with or constitute a breach or violation by the Operating Partnership, the Company or any of their respective subsidiaries, or default under, (A) any material contract, indenture, mortgage, loan agreement, note, lease, joint venture or partnership agreement or other instrument or agreement to which such entity is a party or by which they, any of them, any of their respective assets or any Property may be bound or subject, (B) the declaration of trust, the charter, by-laws, certificate of limited partnership, partnership agreement, or limited liability company agreement, as the case may be, of such entity or (C) any applicable law, rule, order, administrative regulation or administrative or court decree, except in the cases of clauses (A) and (C) for such liens, charges, encumbrances, conflicts, breaches, violations or defaults as would not result in a Material Adverse Effect.

     (xvi) Authorization of Agreement. Each of the Operating Partnership and the Company have the requisite power and authority under its organizational documents to enter into this Agreement, and this Agreement has been duly authorized, executed and delivered by each of the Operating Partnership and the Company.

     (xvii) Absence of Proceedings. Except as disclosed in the Prospectus there is no action, suit or proceeding before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Operating Partnership or the Company, threatened against or affecting the Operating Partnership, the Company, any Significant Subsidiary, any Property, any general partner of the Operating Partnership or any officer or trustee of the Company that, if determined adversely to the Operating Partnership, the Company, any Significant Subsidiary, any Property, any general partner of the Operating Partnership or any officer or trustee of the Company, would reasonably be expected to (A) result in a Material Adverse Effect or (B) materially and adversely affect the consummation of the transactions contemplated by this Agreement. There are no legal or governmental proceedings pending or, to the knowledge of the Operating Partnership or the Company, threatened to which the Operating Partnership, the Company or any Significant Subsidiary is a party or to which any of their respective assets, properties or operations is the subject that are required to be described in the Prospectus that are not so described. The aggregate of all pending legal or governmental proceedings to which the Operating Partnership, the Company or any Significant Subsidiary is a party or of which any of their respective assets, properties or operations is the subject which are not described in the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

13

     (xviii) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

     (xix) Investment Company Act. None of the Operating Partnership, the Company or any Significant Subsidiary is, or as of the date of the applicable Terms Agreement or as of the applicable Settlement Date will be, required to be registered as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”).

     (xx) Possession of Intellectual Property. The Operating Partnership, the Company and their respective subsidiaries own or possess, or can acquire on reasonable terms, the trademarks, service marks, trade names, or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and no such entity has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of such entities therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

     (xxi) Absence of Further Requirements. All authorizations, approvals and consents of any court or governmental authority or agency required of the Operating Partnership or the Company that are necessary in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the other transactions contemplated by this Agreement, the Indenture or the Securities have been obtained, except such as have been already obtained or as may be required under the securities, blue sky or real estate syndication laws of various states in connection with such offer, issuance and sale.

     (xxii) Possession of Licenses and Permits. The Operating Partnership, the Company and their respective subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, or local regulatory agencies or bodies necessary to conduct the business now conducted by them, or proposed to be conducted by them, as described in the Prospectus, except where the failure to possess any such Governmental License would not have a Material Adverse Effect. The Operating Partnership, the Company and their respective subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not result in a Material Adverse Effect. None of the Operating Partnership, the Company or any of their respective subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in

14

the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

     (xxiii) Absence of Labor Dispute. No labor dispute with the employees of the Company, the Operating Partnership or any of their respective subsidiaries exists or, to the knowledge of the Operating Partnership or the Company, is imminent, which may reasonably be expected to result in a Material Adverse Effect.

     (xxiv) Title to Property. (A) With respect to the Properties in which the Operating Partnership owns, directly or indirectly, all of the ownership interest therein, the Operating Partnership or its subsidiaries have good and marketable fee simple title to the land underlying such Properties (or, to the extent described in the Prospectus, a valid leasehold estate in such land) and (except for the Properties known as “California Federal Building” and “Pointe West Corporate Center” where the Operating Partnership does not own, or owns less than all of the ownership interest in, the improvements) good and marketable title to the improvements thereon and all other assets that are required for the effective operation of such Properties in the manner in which they currently are operated, subject, however, to existing mortgages on such Properties, to utility easements serving such Properties, to liens of ad valorem taxes not due and payable as of the applicable Representation Date (or which are being contested pursuant to applicable law), to zoning and similar governmental land use matters affecting such Properties that are consistent with the current uses of such Properties or would not materially adversely affect the value of such Properties, to matters of title not adversely affecting marketability of title to such Properties, other statutory liens not due and payable as of the applicable Representation Date, title matters that may be material in character, amount or extent but which do not materially detract from the value, or interfere with the use, of the Properties or otherwise materially impair the business operations being conducted or proposed to be conducted thereon, tenant leases, service marks and trade names used in connection with such Properties, ground leases and ownership by others of certain items of equipment and other items of personal property that are not material to the conduct of business operations at such Properties; (B) with respect to the Properties in which the Operating Partnership owns, directly or indirectly, less than all of the ownership interest (the “Joint Venture Properties”), the Operating Partnership or its subsidiaries have good and marketable title to such ownership interests and the respective entities owning the Joint Venture Properties have good and marketable title to the Joint Venture Properties and all other assets that are required for the effective operation of such Properties in the manner in which they currently are operated, subject to the exceptions set forth in clause (A) above; (C) the ground leases under which the applicable subsidiaries of the Operating Partnership lease the land on which certain Properties are located are in full force and effect, and each of such subsidiaries is not in default in respect of any of the terms or provisions of such leases and none of the Operating Partnership, the Company or any of their respective subsidiaries has received notice of the assertion of any claim by anyone adverse to such subsidiaries’ rights as lessees under such leases, or affecting or questioning such subsidiaries’ right to the continued possession or use of the Property under such leases or of a default under such leases, other than such defaults that would not result in a Material Adverse Effect; (D) all liens, charges, encumbrances, claims or

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restrictions on or affecting any of the Properties and the assets of the Operating Partnership, the Company or any of their respective subsidiaries are disclosed in the Prospectus, subject to the exceptions set forth in clause (A) above; (E) neither any subsidiary of the Operating Partnership nor any tenant of any of the Properties is in default under any of the leases pursuant to which the Operating Partnership or any of its subsidiaries, as lessor, leases its Property (and the Operating Partnership does not know of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases) other than such defaults and unmatured events of default that would not result in a Material Adverse Effect; (F) except for such options to purchase or rights of first refusal as may be contained in (i) the agreements related to the Joint Venture Properties, (ii) that certain Option Agreement, dated as of October 7, 2002, between Washington National Bank FA and the Company, (iii) that certain Agreement Re Right of First Offer to Purchase and Options to Purchase, dated as of July 31, 2003, by and between Playa Vista—Water’s Edge, LLC, a subsidiary of the Company, and Electronic Arts, Inc. or (iv) certain leases affecting the Properties, no person has an option or right of first refusal to purchase all or part of any Property or any interest therein; (G) each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except if and to the extent disclosed in the Prospectus and except for such failures to comply that would not individually or in the aggregate result in a Material Adverse Effect; (H) there is in full force and effect insurance coverages for the assets of the Properties that are commercially reasonable for such types of assets, and neither the Operating Partnership nor any of its subsidiaries has received from any insurance company notice of any material defects or deficiencies affecting the insurability of any such assets (including the Properties); and (I) neither the Operating Partnership nor any of its subsidiaries has any knowledge of any pending or threatened condemnation proceedings, zoning change, or other similar proceeding or action that will in any manner affect the size of, use of, improvements on, construction on or access to the Properties, except such proceedings or actions as are disclosed in the Prospectus or that would not have a Material Adverse Effect.

     (xxv) Environmental Laws. Except as disclosed in the Prospectus or as would not have a Material Adverse Effect: (A) each Property, including, without limitation, the Environment (as defined below) associated with such Property, is free of any Hazardous Substance (as defined below) in violation of any Environmental Law (as defined below) applicable to such Property, except for Hazardous Substances that would not result in a Material Adverse Effect; (B) neither the Operating Partnership nor any of its subsidiaries has during the period of its ownership caused or suffered to occur any Release (as defined below) of any Hazardous Substance into the Environment on, in, under or from any Property in violation of any Environmental Law applicable to such Property, and no condition exists on, in, under or, to the knowledge of the Operating Partnership or any of its subsidiaries adjacent to, any Property that could result in the incurrence of material liabilities or any material violations of any Environmental Law applicable to such Property, or give rise to the imposition of any Lien (as defined below) under any Environmental Law; (C) neither the Operating Partnership nor any of its subsidiaries is engaged in or intends to engage in any manufacturing at the Properties that (1)

16

requires the use, handling, transportation, storage, treatment or disposal of any Hazardous Substance (other than cleaning solvents and similar materials and other than insecticides and herbicides that are used in the ordinary course of operating the Properties and in compliance with all applicable Environmental Laws) or (2) requires permits or is otherwise regulated pursuant to any Environmental Law; (D) neither the Operating Partnership nor any of its subsidiaries has received any notice of a claim under or pursuant to any Environmental Law applicable to a Property or under common law pertaining to Hazardous Substances on or originating from any Property; (E) neither the Operating Partnership nor any of its subsidiaries has received any notice from any Governmental Authority (as defined below) claiming any violation of any Environmental Law that is uncured or unremediated as of the date hereof; and (F) no Property is included or, to the knowledge of the Operating Partnership nor any of its subsidiaries, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency (the “EPA”) or on the Comprehensive Environmental Response, Compensation, and Liability Information System database maintained by the EPA, and has not otherwise been identified by the EPA as a potential CERCLA removal, remedial or response site or included or, to the knowledge of the Operating Partnership, proposed for inclusion on, any similar list of potentially contaminated sites pursuant to any other applicable Environmental Law nor has the Operating Partnership nor any of its subsidiaries received any written notice from the EPA or any other Governmental Authority proposing the inclusion of any Property on such list; and (G) there are no underground storage tanks located on or in any Property which have not been disclosed to the Purchasing Agent and the Agents.

     As used herein, the term “Hazardous Substance” shall include, without limitation, any hazardous substance, hazardous waste, toxic or dangerous substance, pollutant, solid waste or similarly designated materials, including, without limitation, oil, petroleum or any petroleum-derived substance or waste, asbestos or asbestos-containing materials, PCBs, pesticides, explosives, radioactive materials, dioxins, urea formaldehyde insulation or any constituent of any such substance, pollutant or waste, including any such substance, pollutant or waste identified or regulated under any Environmental Law (including, without limitation, materials listed in the United States Department of Transportation Optional Hazardous Material Table, 49 C.F.R. § 172.101, as heretofore amended, or in the EPA’s List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 302, as heretofore amended); “Environment” shall mean any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings, structures, and ambient workplace and indoor air; “Environmental Law” shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. § 9601, et seq.) (“CERCLA”), the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. § 6901, et seq.), the Clean Air Act, as amended (42 U.S.C. § 7401, et seq.), the Clean Water Act, as amended (33 U.S.C. § 1251, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. § 2601, et seq.), the Occupational Safety and Health Act of 1970, as amended (29 U.S.C. § 651, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. § 1801, et seq.), and all other federal, state and local laws, ordinances,

17

regulations, rules, orders, decisions and permits relating to the protection of the environment or of human health from environmental effects; “Governmental Authority” shall mean any federal, state or local governmental office, agency or authority having the duty or authority to promulgate, implement or enforce any Environmental Law; “Lien” shall mean, with respect to any Property, any mortgage, deed of trust, pledge, security interest, lien, encumbrance, penalty, fine, charge, assessment, judgment or other liability in, on or affecting such Property; and “Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, emanating or disposing of any Hazardous Substance into the Environment, including, without limitation, the abandonment or discard of barrels, containers, tanks (including, without limitation, underground storage tanks) or other receptacles containing or previously containing any Hazardous Substance or any release, emission, discharge or similar term, as those terms are defined or used in any Environmental Law.

     (xxvi) Tax Compliance. Each of the Operating Partnership, the Company and their respective consolidated subsidiaries has filed all federal, state, and local income tax returns which have been required to be filed and has paid all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith, and except in any case in which the failure to so file or pay would not have a Material Adverse Effect.

     (xxvii) Taxation as a REIT. Commencing with its taxable year ended December 31, 1997, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code.

     (xxviii) No Price Manipulation. None of the Operating Partnership, the Company or any of their respective subsidiaries, or any of their general partners, trustees, officers, or controlling persons, has taken or will take, directly or indirectly, any action designed to cause or result under the 1934 Act, or otherwise in, or which has constituted or which reasonably might be expected to constitute, the unlawful stabilization or manipulation of the price of any security of the Operating Partnership or the Company to facilitate the sale or resale of the Securities.

     (xxix) Plan Assets. The assets of the Operating Partnership and its subsidiaries do not constitute “plan assets” under the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereof.

     (xxx) Regulations T, U and X. None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation by the Operating Partnership or

18

the Company of Section 7 of the 1934 Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

     (xxxi) Partnership Classification. The Operating Partnership and each of the Significant Subsidiaries that are partnerships are properly classified as partnerships, and not as corporations or as associations taxable as corporations, or as publicly traded partnerships taxable as corporations, for federal income tax purposes throughout the period from July 11, 1997 through the date hereof, or, in the case of any Significant Subsidiary partnerships that have terminated, through the date of termination of such Significant Subsidiary partnerships.

     (xxxii) Cross Defaults. The mortgages and deeds of trust encumbering the properties and assets described in general in the Prospectus are not convertible and are not cross-defaulted or cross-collateralized to any property not owned by the Operating Partnership, the Company or any of their respective subsidiaries; and, except as disclosed in the Prospectus, none of the Operating Partnership, the Company or any of their respective subsidiaries holds participating interests in such mortgages and deeds of trust.

     (b) Any certificate signed by any officer of the Company, on behalf of the Company for itself and as general partner of the Operating Partnership, and delivered to the Purchasing Agent or to counsel for the Purchasing Agent and the Agents in connection with an offering of Securities or the sale of Securities to the Purchasing Agent as principal shall be deemed a representation and warranty by the Operating Partnership and the Company to the Purchasing Agent and the Agents as to the matters covered thereby on the date of such certificate and at each Representation Date subsequent thereto.

     (c) All representations, warranties, covenants and agreements of the Operating Partnership and the Company contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Purchasing Agent or any Agent or any controlling person of the Purchasing Agent or any Agent, or by or on behalf of the Operating Partnership and the Company, and shall survive each delivery of and payment for any of the Securities.

VII.

          Each of the Operating Partnership and the Company, jointly and severally, covenants and agrees with the Purchasing Agent and the Agents that:

     (a) Each acceptance by the Operating Partnership and the Company of an offer for the purchase of Securities, and each delivery of Securities, shall be deemed to be an affirmation that the representations and warranties of the Operating Partnership and the Company herein contained are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the Purchasing Agent of the Security or Securities relating to such acceptance or sale, as the case may be, as though made at and as of each such time (it being understood that such representations and warranties shall

19

relate to the Registration Statement and Prospectus as amended and supplemented to each such time).

     (b) Each time that there is filed with the SEC any Quarterly Report on Form 10-Q or Annual Report on Form 10-K incorporated by reference into the Prospectus, and otherwise only at such time as may be reasonably requested by the Purchasing Agent or the Agents, the Operating Partnership and the Company shall furnish or cause to be furnished forthwith to the Purchasing Agent and the Agent(s) a certificate dated the date of filing with the SEC of such document or by the third business day after the date of such request, as the case may be, in form reasonably satisfactory to the Purchasing Agent and the Agent(s) to the effect that the statements contained in the certificate referred to in Section II(b) hereof which were last furnished to the Purchasing Agent and the Agents are true and correct at the time of such filing, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate substantially similar to the certificate referred to in Section II(b) hereof, modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

     (c) Each time that there is filed with the SEC any Quarterly Report on Form 10-Q or Annual Report on Form 10-K incorporated by reference into the Prospectus, and otherwise only at such time as may be reasonably requested by the Purchasing Agent or the Agents, the Operating Partnership and the Company shall furnish or cause to be furnished forthwith to the Purchasing Agent and the Agent(s), the written opinion of counsel to the Operating Partnership and the Company referred to in Section II(a)(1), or other counsel reasonably satisfactory to the Purchasing Agent and the Agent(s), dated the date of filing with the SEC of such document or by the third business day after the date of such request, as the case may be, in form and scope reasonably satisfactory to the Purchasing Agent and the Agent(s), of the same tenor as the opinions referred to in Section II(a)(1) but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion or, in lieu of such opinion, counsel last furnishing such opinion to the Purchasing Agent and the Agents shall furnish the Purchasing Agent and the Agent(s) with a letter substantially to the effect that the Purchasing Agent and the Agent(s) may rely on such last opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

     (d) Each time that there is filed with the SEC any Quarterly Report on Form 10-Q or Annual Report on Form 10-K incorporated by reference into the Prospectus, and otherwise only at such time as may be reasonably requested by the Purchasing Agent or the Agents, the Operating Partnership and the Company shall furnish or cause their independent public auditors to furnish forthwith to the Purchasing Agent and such Agent(s) a comfort letter dated the date of filing with the SEC of such document or by the third business day after the date of such request, as the case may be, in form reasonably satisfactory to the Purchasing Agent and the Agent(s) and substantially in the form of the letter referred to in Section II(c) hereof, modified as necessary to relate to the Registration Statement and Prospectus as amended and supplemented to the date of such letter.

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VIII.

     (a) The Operating Partnership and the Company, jointly and severally, agree to indemnify and hold harmless the Purchasing Agent and each Agent and each person, if any, who controls the Purchasing Agent or such Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to subsection (d) below) any such settlement is effected with the written consent of the Operating Partnership or the Company; and

          (iii) against any and all expense whatsoever (including, without limitation, the reasonable fees and disbursements of counsel chosen by such Agent), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

          provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished through the Purchasing Agent to the Operating Partnership or the Company by such Agent expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

     (b) The Purchasing Agent and each Agent, severally and not jointly, agrees to indemnify and hold harmless each of the Operating Partnership, the Company, each person, if any, who controls the Operating Partnership or the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each trustee, officer, employee, agent and affiliate of the Operating Partnership and the Company and of each controlling person, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information concerning the Purchasing Agent or such Agent furnished in writing through

21

the Purchasing Agent to the Operating Partnership or the Company expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) by the Purchasing Agent or such Agent.

     (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section VIII (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section VIII(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

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     (e) In the event that the indemnity provided in this Agreement is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Operating Partnership and the Company on the one hand and the Purchasing Agent and the Agents on the other hand agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively, “Losses”) to which the Operating Partnership and the Company and the Purchasing Agent and the Agents may be subject in such proportion as is appropriate to reflect the relative benefits received by the Operating Partnership and the Company on the one hand and by the Purchasing Agent and each Agent on the other hand from the offering of the Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Operating Partnership and the Company on the one hand and the Purchasing Agent and the Agents on the other hand shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Operating Partnership and the Company on the one hand and of the Purchasing Agent and the Agents on the other hand in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Operating Partnership and the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Operating Partnership, and benefits received by the Purchasing Agent and the Agents shall be deemed to be equal to the total underwriting discounts and commissions, received by the Purchasing Agent and the Agents with respect to the offering. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Operating Partnership and the Company on the one hand or the Purchasing Agent and the Agents on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Operating Partnership and the Company on the one hand and the Purchasing Agent and the Agents on the other hand agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this subsection, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          For purposes of this subsection, each director, officer, employee, agent and affiliate of the Purchasing Agent or an Agent and of each controlling person and each person, if any, who controls the Purchasing Agent or an Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Purchasing Agent or such Agent, and each person, if any, who controls the Operating Partnership and the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each trustee, officer, employee, agent and affiliate of the Operating Partnership, the Company and of each such controlling person shall have the same rights to contribution as the Operating Partnership and the Company. The Purchasing Agent’s and the Agents’ respective obligations to contribute pursuant to this subsection are several, in the same proportion which the amount of the Securities which are the subject of the action and which were distributed to the public through the Purchasing Agent or such Agent pursuant to this Agreement bears to the total amount of such Securities distributed to the public through the Purchasing Agent and all of the Agents pursuant to this Agreement, and not joint.

23

          Notwithstanding the provisions of this subsection, none of the Purchasing Agent or any Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased and sold by it to purchasers exceeds the amount of any damages which the Purchasing Agent or such Agent has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission in the Prospectus.

IX.

          The Operating Partnership and the Company may elect to suspend or terminate the offering of Securities under this Agreement at any time; the Operating Partnership and the Company also (as to any one or more of the Agents) or any Agent (as to itself) may terminate the appointment and arrangements described in this Agreement. Upon receipt of instructions from the Operating Partnership and the Company, the Purchasing Agent shall suspend or terminate the participation of any Selected Dealer under the Master Selected Dealer Agreement. Such actions may be taken, in the case of the Operating Partnership and the Company, by giving prompt written notice of suspension to the Purchasing Agent and all of the Agents and by giving not less than five days’ written notice of termination to the affected party and the other parties to this Agreement, or in the case of the Purchasing Agent or an Agent, by giving not less than five days’ written notice of termination to the Operating Partnership and the Company except that, if at the time of termination an offer for the purchase of Securities shall have been accepted by the Operating Partnership and the Company but the time of delivery to the purchaser or his agent of the Security or Securities relating thereto shall not yet have occurred, the Operating Partnership and the Company shall have the obligations provided herein with respect to such Security or Securities. The Operating Partnership and the Company shall promptly notify the other parties in writing of any such termination.

          The Purchasing Agent may, and upon the request of an Agent with respect to any Securities being purchased by such Agent shall, terminate any agreement hereunder by the Purchasing Agent to purchase such Securities from the Operating Partnership and the Company, immediately upon notice to the Operating Partnership and the Company at any time at or prior to the Settlement Date relating thereto, if (i) there has been, since the date of such agreement or since the respective dates as of which information is given in the Prospectus, any Material Adverse Effect, (ii) there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, the effect of which in each case is such as to make it, in the reasonable judgment of the Purchasing Agent or such Agent or Agents, impracticable to market the Securities or enforce contracts for the sale of the Securities, (iii) trading in the Operating Partnership’s debt securities or in any of the Company’s shares of beneficial interest has been suspended by the SEC or the New York Stock Exchange, or if trading generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by such system or by order of the SEC, the National Association of Securities Dealers, Inc., or any other governmental authority, or if a general moratorium on commercial banking activities has been declared by either Federal, New York, Delaware or Maryland authorities, or if a material disruption in commercial banking or securities settlement or clearance services in the United States has occurred, (iv) the rating assigned by any nationally recognized statistical rating organization to any debt securities of the Operating

24

Partnership or the preferred shares of beneficial interest of the Company as of the time such agreement was entered into shall have been lowered since that time or if any such rating organization shall have publicly announced that it has under surveillance or review its ratings of any debt securities of the Operating Partnership or the preferred shares of beneficial interest of the Company since that time, or (v) there shall have come to the attention of the Purchasing Agent or such Agent or Agents any facts that would cause it or them to believe that the Prospectus, at the time it was required to be delivered to a purchaser of Securities, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading.

          Any Terms Agreement shall be subject to termination in the absolute discretion of the Purchasing Agent on the terms set forth or incorporated by reference therein. The termination of this Agreement shall not require termination of any agreement by the Purchasing Agent to purchase Securities as principal, and the termination of any such agreement shall not require termination of this Agreement.

          If this Agreement is terminated, Section VIII, Section XI and Section XII hereof shall survive and shall remain in effect; provided that if at the time of termination of this Agreement an offer to purchase Securities has been accepted by the Operating Partnership and the Company but the time of delivery to the Purchasing Agent of such Securities has not occurred, the provisions of all of Section III, Section IV(b) and Section V shall also survive until time of delivery.

          In the event a proposed offering is not completed according to the terms of this Agreement, the Purchasing Agent and an Agent will be reimbursed by the Operating Partnership and the Company only for out-of-pocket accountable expenses actually incurred.

X.

          Except as otherwise specifically provided herein, all statements, requests, notices and advices hereunder shall be in writing, or by telephone if promptly confirmed in writing, and if to the Purchasing Agent or an Agent shall be sufficient in all respects if delivered in person or sent by telex, facsimile transmission (confirmed in writing), or registered mail to the Purchasing Agent or such Agent at its address, telex or facsimile number set forth on Annex A hereto and if to the Operating Partnership and the Company shall be sufficient in all respects if delivered or sent by telex, facsimile transmission (confirmed in writing) or registered mail to the Operating Partnership and the Company at the address specified below. All such notices shall be effective on receipt.

          If to the Operating Partnership and the Company:

Two North Riverside Plaza
Suite 2100
Chicago, Illinois 60606
Attention: Stanley M. Stevens
                  Chief Legal Counsel

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section.

25

XI.

          This Agreement shall be binding upon the Purchasing Agent, the Agents, the Operating Partnership and the Company, and inure solely to the benefit of the Purchasing Agent, the Agents, the Operating Partnership and the Company and any other person expressly entitled to indemnification hereunder and the respective personal representatives, successors and assigns of each, and no other person shall acquire or have any rights under or by virtue of this Agreement. No purchaser of Securities from the Purchasing Agent or any Agent shall be deemed to be a successor by reason merely of such purchase. Notwithstanding anything contained herein to the contrary or arising as a result of the Company’s organization as a real estate investment trust, neither the shareholders of the Company nor the trustees, officers, employees or agents of the Company shall have any liability under this Agreement and any party hereto shall look solely to the property of the Company or the Operating Partnership for the payment of any claims hereunder against such entity or for the performance of this Agreement by such entity.

XII.

          This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York applicable to agreements made and to be performed in said state.

XIII.

          The Operating Partnership and the Company, jointly and severally, will pay the following expenses incident to the performance of its obligations under this Agreement: (i) the preparation and filing of the Registration Statement and any amendment thereto and delivery of copies thereof to the Purchasing Agent and the Agents; (ii) the preparation, issuance and delivery of the Securities; (iii) the fees and disbursements of counsel for the Operating Partnership and the Company in connection with the establishment of the program relating to the Securities and the transactions contemplated hereby, the independent auditors of the Operating Partnership and the Company, of the Trustee and its counsel and of any paying or other agents appointed by the Operating Partnership or the Company; (iv) the preparation, printing and delivery to the Purchasing Agent and the Agents in quantities as hereinabove stated of copies of the Prospectus and any amendments or supplements thereto; (v) if the Operating Partnership and the Company list Securities on a securities exchange, the costs and fees of such listing; (vi) the cost of providing CUSIP or other identification numbers for the Securities, (vii) all reasonable expenses (including fees and disbursements of Sidley Austin Brown & Wood LLP) in connection with “Blue Sky” matters, and (viii) any fees charged by nationally recognized statistical rating organizations for the rating of the Securities. In addition, the Operating Partnership, the Company, the Purchasing Agent and Banc of America Securities LLC will pay, as they may agree among themselves, the reasonable fees and disbursements of Sidley Austin Brown & Wood LLP, counsel for the Purchasing Agent and the Agents, in connection with the establishment of the program relating to the Securities and the transactions contemplated hereby.

          This Agreement may be executed by each of the parties hereto in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall

26

together constitute but one and the same instrument. Facsimile signatures shall be deemed original signatures.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

27

          If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement among the Company, the Operating Partnership and you.

Very truly yours,

EOP OPERATING LIMITED PARTNERSHIP

By:	Equity Office Properties Trust, its
General Partner

By:	/s/ Marsha C. Williams

	Name:	Marsha C. Williams
	Title:	Executive Vice President and
Chief Financial Officer

EQUITY OFFICE PROPERTIES TRUST

By:	/s/ Marsha C. Williams

	Name:	Marsha C. Williams
	Title:	Executive Vice President and
Chief Financial Officer

Confirmed and accepted
as of the date first above written:

BANC OF AMERICA SECURITIES LLC

By:	/s/ Peter J. Carbone

Name: Peter J. Carbone
Title: Vice President

INCAPITAL LLC

By:	/s/ Joseph J. Novak

Name: Joseph J. Novak
Title: General Counsel & Corporate Secretary

CHARLES SCHWAB & COMPANY, INCORPORATED

By:	/s/ Peter J. Campfield

Name: Peter J. Campfield
Title: VP, Fixed Income Trading

28

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Martha D. Bailey

Name: Martha D. Bailey
Title: Senior Vice President

EDWARD D. JONES & CO., L.P.

By:	/s/ Philip Schwab

Name: Philip Schwab
Title: General Principal

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ Scott G. Primrose

Name: Scott G. Primrose
Title: Authorized Signatory

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ Harold J. Hendershot III

Name: Harold J. Hendershot III
Title: Executive Director

UBS FINANCIAL SERVICES, INC.

By:	/s/ James LeBlanc

Name: James LeBlanc
Title: Senior Vice President

UBS FINANCIAL SERVICES, INC.

By:	/s/ Karen Rockey

Name: Karen Rockey
Title: Senior Vice President

WACHOVIA SECURITIES, LLC

By:	/s/ George J. Curci

Name: George J. Curci
Title: Sr. Vice President

29

ANNEX A

AGENT CONTACT INFORMATION

Banc of America Securities LLC
9 West 57th Street
NY1 – 301 – 2M –01
New York, New York 10019
Attention: Transaction Management
Tel: (212) 847-6603
Fax: (212) 847-5184

Incapital LLC
One North LaSalle Street
Suite 3500
Chicago, Illinois 60602
Attention: Susan Lipe
Tel: (312) 379-3700
Fax: (312) 379-3701

Charles Schwab & Company, Incorporated
345 California Street
19th Floor
San Francisco, California 94104
Attention: Peter Camfield
Tel: (415) 667-5072
Fax: (415) 667-5087

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Attention: Medium Term Note Department
Tel: (212) 816-5831
Fax: (212) 816-0949

Edward D. Jones & Co., L.P.
12555 Manchester Road
St. Louis, Missouri 63131
Attention: Philip Schwab/Barbara Eshing
Tel: (314) 515-5131
Fax: (314) 515-3502

30

Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
15th Floor
New York, New York 10080
Attention: Transactional Management Group
Tel: (212) 449-7476
Fax: (212) 449-2234

Morgan Stanley & Co. Incorporated
1585 Broadway
2nd Floor
New York, NY 10036
Attn: Greg Hamwi
Telephone: (212) 761-2206
Telecopier: (212) 507-2460

with a copy to:

Morgan Stanley & Co. Incorporated
1585 Broadway
4th Floor
New York, NY 10036
Attn: Financing Services Group
Telephone: (212) 761-1890
Telecopier: (212) 507-2409

UBS Financial Services, Inc.
800 Harbor Blvd.
3rd Floor
Taxable Fixed Income
Weehawken, New Jersey 07086-6793
Attention: Corporate Desk, James LeBlanc
Copy to: Karen Rockey
Tel: (201) 352-7150
Fax: (201) 271-9172

Wachovia Securities, LLC
901 E. Byrd Street
West Tower, 3rd Floor
Richmond, Virginia 23219
Attention: George J. Curci
Tel: (804) 868-2205
Fax: (804) 868-2296

31

ANNEX B

SUBSIDIARIES

A.	Equity Office Properties Trust

EOP Operating Limited Partnership

B.	EOP Operating Limited Partnership

Not Applicable.

32

EXHIBIT A

Opinion of Hogan & Hartson L.L.P.

     (1) The Operating Partnership is a limited partnership formed and validly existing and in good standing under the laws of the State of Delaware and has the partnership power and partnership authority under the limited partnership agreement of the Operating Partnership (the “Partnership Agreement”) and the Delaware Revised Uniform Limited Partnership Act (the “Delaware Act”) to own, lease and operate its current properties and to conduct the business as described in the Prospectus or in the 1934 Act reports of the Operating Partnership incorporated by reference therein and to enter into and perform its obligations under the Selling Agent Agreement, the Indenture and the Notes (collectively, the “OP Listed Agreements”). The Operating Partnership is qualified or registered as a foreign limited partnership and is in good standing under the laws of the States listed on Appendix A hereto as of the respective dates of the certificates received from such States.

     (2) The Company has been duly formed as a real estate investment trust under Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland (the “Maryland REIT Law”) and is existing in good standing as of June 7, 2004 with the Maryland State Department of Assessments and Taxation (“SDAT”). The Company has the trust power and trust authority under the Maryland REIT Law and the Company’s Declaration of Trust and Bylaws to own, lease and operate its current properties and to conduct its business as described in the Prospectus or in the 1934 Act reports of the Company incorporated by reference therein and to enter into and perform its obligations under the Selling Agent Agreement, the Indenture and the Guarantee (collectively, the “Company Listed Agreements,” and together with the OP Listed Agreements, the “Listed Agreements”).

     (3) The Notes have been duly authorized by the Operating Partnership and, when executed and authenticated in the manner provided for in the Indenture and delivered and paid for in accordance with the terms of the Selling Agent Agreement will be entitled to the benefits of the Indenture, and will constitute valid and binding obligations of the Operating Partnership, enforceable against the Operating Partnership in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and as may be limited by the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the enforceability of the Notes is considered in a proceeding at law or in equity).

     (4) The Guarantee has been duly authorized by the Company and, when the Notes are executed and authenticated in the manner provided for in the Indenture and delivered and paid for in accordance with the terms of the Selling Agent Agreement, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and as may be limited by the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the enforceability of the Guarantee is considered in a proceeding at law or in equity).

     (5) The Indenture has been duly authorized, executed and delivered by each of the Operating Partnership and the Company and (assuming due authorization, execution and delivery thereof by the other parties thereto) constitutes a valid and binding obligation of each of the Operating Partnership and the Company, enforceable against each of the Operating Partnership and the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and as may be limited by the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the enforceability of the Indenture is considered in a proceeding at law or in equity) and except that a waiver of rights under any usury law may be unenforceable.

     (6) The Indenture has been duly qualified under the 1939 Act.

     (7) The Selling Agent Agreement and, if such opinion is being delivered in connection with the purchase of Securities pursuant to Section IV(a) of the Selling Agent Agreement, the applicable Terms Agreement have been duly authorized, executed and delivered by each of the Operating Partnership and the Company.

     (8) The Securities and the Indenture conform in all material respects to the descriptions thereof contained in the Prospectus.

     (9) The execution, delivery and performance as of the date hereof by the Operating Partnership of the OP Listed Agreements do not (i) violate the Delaware Act or its Partnership Agreement or (ii) breach or constitute a default under any of the contracts listed as exhibits to the Operating Partnership’s most recent Annual Report on Form 10-K or subsequently filed reports under the 1934 Act.

     (10) The execution, delivery and performance as of the date hereof by the Company of the Company Listed Agreements do not (i) violate the Maryland REIT Law or its Declaration of Trust or Bylaws, or (ii) breach or constitute a default under any of the contracts listed as exhibits to the Company’s most recent Annual Report on Form 10-K or subsequently filed reports under the 1934 Act.

     (11) The Registration Statement has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) promulgated under the 1933 Act has been made in the manner and within the time period required by Rule 424(b); and, to such counsel’s knowledge no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to such counsel’s knowledge, threatened by the SEC.

     (12) The Registration Statement and the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration

Statement and Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules and other financial information, and the pro forma financial statements and other pro forma financial information, included therein or omitted therefrom, and the Trustee’s Statement of Eligibility on Form T-1 (the “Form T-1”), as to which such counsel need express no opinion), complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

     (13) The documents incorporated by reference in the Registration Statement and the Prospectus (other than the financial statements and supporting schedules and the other financial information, and the pro forma financial statements and other pro forma financial information, included therein or omitted therefrom, as to which such counsel need express no opinion), when they became effective or were filed with the SEC, as the case may be, complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

     (14) Neither the Company nor the Operating Partnership is, as of the date hereof, an “investment company” within the meaning of the 1940 Act.

     (15) No approval or consent of, or registration or filing with, the office of the Secretary of State of the State of Delaware or the SDAT is required to be obtained or made by the Operating Partnership or the Company in connection with the execution, delivery and performance, as of the date of such opinion, of the Listed Agreements.

     (16) The information in the Prospectus under the captions “Description of Notes and Guarantee” and “Description of Debt Securities” and “Description of Guarantee”, to the extent that such information constitutes matters of law or legal conclusions, has been reviewed by us and is correct in all material respects.

     (17) The Operating Partnership is classified as a partnership, and is not taxed as a corporation or association taxable as a corporation, for Federal income tax purposes throughout the period from July 11, 1997 through the date hereof.

     (18) The portions of the discussion in the Prospectus under the caption “Material Federal Income Tax Considerations,” that describes U.S. federal income tax law are correct summaries of the matters discussed therein in all material respects as of the date hereof.

     The opinions as to enforceability expressed in Paragraphs (3), (4) and (5) above shall be understood to mean only that if there is a default in performance of an obligation, (i) if a failure to pay or other damage can be shown and (ii) if the defaulting party can be brought into a court which will hear the case and apply the governing law, then, subject to the availability of defenses, and to the exceptions set forth in Paragraphs (3), (4) and (5) above, the court will provide a money damage (or perhaps injunctive or specific performance) remedy.

     In giving its opinion required by Section II(a)(1), such counsel shall additionally state that no facts have come to their attention which cause such counsel to believe that (i) the Registration Statement, at the time of the filing of the Annual Report on Form 10-K for the fiscal year ended December 31, 2003 or at the date of the Selling Agent Agreement (or, if such opinion is being delivered in connection with the purchase of Securities pursuant to Section IV(a) of the

Selling Agent Agreement, at the date of the Terms Agreement), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus at the date of the Selling Agent Agreement (or, if such opinion is being delivered in connection with the purchase of Securities pursuant to Section IV(a) of the Selling Agent Agreement, at the date of the Terms Agreement and at the Settlement Date with respect thereto, as the case may be), included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) there are any legal or governmental proceedings pending or threatened against the Company or the Operating Partnership that are required to be disclosed in the Prospectus, other than those disclosed therein or (iii) there are any contracts or documents of a character required to be described in the Prospectus that are not described or referred to therein; provided that in making the foregoing statements (which shall not constitute an opinion), such counsel need not express any views as to the Form T-1 or the financial statements, notes and supporting schedules and other financial information and data, or as to any pro forma financial statements and other pro forma financial information and data, included or incorporated by reference in or omitted from the Registration Statement or the Prospectus. In making the foregoing statement, such counsel may state that such statement is based upon such counsel’s participation in conferences with officers and other representatives of the Operating Partnership and the Company, representatives of the independent public accountants for the Operating Partnership and the Company and with you and your representatives during the course of the preparation of the Registration Statement and the Prospectus.

Appendix A

States Requiring Registration by or
Qualification of the Operating Partnership
as a Foreign Limited Partnership

Arizona
California
Colorado
Connecticut
District of Columbia
Florida
Georgia
Illinois
Indiana
Louisiana
Massachusetts
Minnesota
New York
Ohio
Oregon
Pennsylvania
Texas
Virginia
Washington

EXHIBIT B

CONCESSIONS SCHEDULE

The following Discounts are payable as a percentage of the non-discounted Price to Public of each Security sold through the Purchasing Agent.

9 months to less than 18 months	0.200%
18 months to less than 23 months	0.300%
23 months to less than 35 months	0.400%
35 months to less than 47 months	0.625%
47 months to less than 59 months	0.750%
59 months to less than 71 months	1.000%
71 months to less than 83 months	1.100%
83 months to less than 95 months	1.200%
95 months to less than 107 months	1.300%
107 months to less than 119 months	1.400%
119 months to less than 131 months	1.500%
131 months to less than 143 months	1.600%
143 months to less than 179 months	1.750%
179 months to less than 239 months	2.000%
239 months to less than 359 months	2.500%
359 months or greater	3.15%

B-1

EXHIBIT C

EOP Operating Limited Partnership

$500 million

INTERNOTES

Fully and unconditionally Guaranteed by Equity Office Properties Trust

DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

ADMINISTRATIVE PROCEDURES

InterNotes, due from nine months or more from date of issue (the “Notes”) may be offered on a continuing basis by EOP Operating Limited Partnership, a Delaware limited partnership (the “Operating Partnership”). Each of the Notes is to be fully and unconditionally guaranteed as to payment of the principal thereof, premium, if any, and interest thereon (the “Guarantee,” and together with the Notes, the “Securities”) by Equity Office Properties Trust, a Maryland real estate investment trust and general partner of the Operating Partnership (the “Company”). The Securities will be offered by Incapital LLC (the “Purchasing Agent”), Banc of America Securities LLC, Charles Schwab & Company, Incorporated, Citicorp Global Markets Inc., Edward D. Jones & Co., L.P., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, UBS Financial Services, Inc. and Wachovia Securities, LLC (collectively, the “Agents”) pursuant to a Selling Agent Agreement among the Operating Partnership, the Company, the Purchasing Agent and the Agents dated as of the date hereof (the “Selling Agent Agreement”) and one or more terms agreements substantially in the form attached to the Selling Agent Agreement as Exhibit D (each a “Terms Agreement”). The Securities are being resold by the Purchasing Agent (and by any Agent that purchases them from the Purchasing Agent) (i) directly to customers of the Agents or (ii) to selected broker-dealers (the “Selected Dealers”) for distribution to their customers pursuant to a Master Selected Dealer Agreement (a “Dealers Agreement”) attached to the Selling Agent Agreement as Exhibit F. The Securities have been registered with the Securities and Exchange Commission (the “SEC”). BNY Midwest Trust Company (or such other trustee as the Operating Partnership may appoint from time to time) is the trustee (the “Trustee”) for the Securities under the Indenture dated as of August 29, 2000 between the Operating Partnership and U.S. Bank National Association (formerly, U.S. Bank Trust National Association), as supplemented by the first supplemental indenture thereto, dated as of June 18, 2001, among the Operating Partnership, Company and U.S. Bank National Association (such indenture, as supplemented, the “Indenture”). Pursuant to the terms of the Indenture, BNY Midwest Trust Company also will serve as authenticating agent, issuing agent and paying agent.

Unless otherwise agreed by the Purchasing Agent, the Agents, the Operating Partnership and the Company, Securities will be purchased by the Purchasing Agent as principal as set forth herein. Such purchases will be made in accordance with terms agreed upon by the Purchasing Agent, the Operating Partnership and the Company (which terms, unless otherwise agreed, shall be agreed upon orally, with written confirmation prepared by the Purchasing Agent and either faxed, electronically submitted or mailed to the Operating Partnership and the Company).

Each tranche of Securities will be issued in book-entry form only and represented by one or more fully registered global notes without coupons (each, a “Global Note”) held by the Trustee, as agent for The Depository Trust Company (“DTC”) and recorded in the book-entry system maintained by DTC. Each Global Note will have the annual interest rate (which may be fixed or floating), maturity and other terms set forth in the relevant Pricing Supplement (as defined in the Selling Agent Agreement). Owners of beneficial interests in a Global Note will be entitled to physical delivery of Securities issued in certificated form equal in principal amount to their respective beneficial interests only upon certain limited circumstances described in the Indenture.

Administrative procedures and specific terms of the offering are explained below. Administrative and record-keeping responsibilities will be handled for the Operating Partnership and the Company by its Treasury Department. The Operating Partnership and the Company will advise the Agents and the Trustee in writing of those persons handling administrative responsibilities with whom the Agents and the Trustee are to communicate regarding offers to purchase Securities and the details of their delivery.

Securities will be issued in accordance with the administrative procedures set forth herein. To the extent the procedures set forth below conflict with or omit certain of the provisions of the Securities, the Indenture, the Selling Agent Agreement or information set forth in the Prospectus (as defined in the Selling Agent Agreement) and the Pricing Supplement (together referred to herein as the “Prospectus”), the relevant provisions of the Securities, the Indenture, the Selling Agent Agreement and the information set forth in the Prospectus shall control. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Selling Agent Agreement, the Prospectus in the form most recently filed with the SEC pursuant to Rule 424 of the 1933 Act, or in the Indenture.

Administrative Procedures for Securities

In connection with the qualification of Securities for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its obligations under a Letter of Representations from the Operating Partnership, the Company and the Trustee to DTC, dated June 10, 2004 and a Medium-Term Note Certificate Agreement between the Trustee and DTC (the “Certificate Agreement”) dated June 10, 2004 and its obligations as a participant in DTC, including DTC’s Same-Day Funds Settlement System (“SDFS”). The procedures set forth below may be modified in compliance with DTC’s then-applicable procedures and upon agreement by the Company, the Trustee and the Purchasing Agent. Securities for which interest is calculated on the basis of a fixed interest rate, which may be zero, are referred to herein as “Fixed Rate Notes.” Securities for which interest is calculated on the basis of a floating interest rate are referred to herein as “Floating Rate Notes.”

Maturities:	Each Security will mature on a date (the “Maturity Date”) not less than nine months after the date of delivery by the Operating Partnership of such Security. “Maturity” when used with respect to any Security means the date on which the outstanding principal amount of such Security becomes due and payable in full in accordance with its terms, whether at its Maturity Date or by declaration of acceleration, call for redemption, repayment or otherwise.

Issuance:	All Securities having the same terms will be represented initially by a single Global Note. Each Global Note will be dated and issued as of the date of its authentication by the Trustee.

Each Global Note will bear an original issue date (the “Original Issue Date”). The Original Issue Date shall remain the same for all Securities subsequently issued upon transfer, exchange or substitution of an original Security regardless of their dates of authentication.

Identification Numbers:	The Operating Partnership has received from the CUSIP Service Bureau (the CUSIP Service Bureau”) of Standard & Poor’s Ratings Services (“Standard & Poor’s”) one series of CUSIP numbers consisting of approximately 900 CUSIP numbers for future assignment to Global Notes. The Operating Partnership will provide the Purchasing Agent, DTC and the Trustee with a list of such CUSIP numbers. On behalf of the Operating Partnership, the Purchasing Agent will assign CUSIP numbers as described below under Settlement Procedure “B”. DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Operating Partnership has assigned to Global Notes. The Operating Partnership will reserve additional CUSIP numbers when necessary for assignment to Global Notes and will provide the Purchasing Agent, the Trustee and DTC with the list of additional CUSIP numbers so obtained.

Registration:	Unless otherwise specified by DTC, Global Notes will be issued only in fully registered form without coupons. Each Global Note will be registered in the name of Cede & Co., as nominee for DTC, on the Note Register maintained under the Indenture by the Trustee. The beneficial owner of a Security (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Security, the “Participants”) to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner of such Security in the account of such Participants. The ownership interest of such beneficial owner in such Security will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:	Transfers of interests in a Global Note will be accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such interests.

Exchanges:	The Trustee, at the Operating Partnership’s request, may deliver to DTC and the CUSIP Service Bureau at any time a written notice of consolidation specifying (a) the CUSIP numbers of two or more Global Notes outstanding on such date that represent Securities having the same terms (except that Issue Dates need not be the same) and for which interest, if any, has been paid to the same date and which otherwise constitute Securities of the same series and tenor under the Indenture, (b) a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next Interest Payment Date, if any, for the related Securities, on which such Global Notes shall be exchanged for a single replacement Global Note; and (c) a new CUSIP number, obtained from the Operating Partnership, to be assigned to such replacement Global Note. Upon receipt of such a notice, DTC will send to its participants (including the Issuing Agent) and the Trustee a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Notes to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Global Notes for a single Global Note bearing the new CUSIP number and the CUSIP numbers of the exchanged Global Notes will, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. Notwithstanding the foregoing, if the Global Notes to be exchanged exceed $500,000,000 in aggregate principal or face amount, one replacement Global Note will be authenticated and issued to represent each $500,000,000 of principal or face amount of the exchanged Global Notes and an additional Global Note will be authenticated and issued to represent any remaining principal amount of such Global Notes (See “Denominations” below).

Denominations:	Unless otherwise agreed by the Operating Partnership and the Company, Securities will be issued in denominations of $1,000 or more (in multiples of $1,000). Global Notes will be denominated in principal or face amounts not in excess of $500,000,000 or any other limit set by DTC (the “Permitted Amount”). If one or more Securities having an aggregate principal or face amount in excess of the Permitted Amount would, but for the preceding sentence, be represented by a single

Global Note, then one Global Note will be issued to represent each Permitted Amount principal or face amount of such Security or Securities and an additional Global Note will be Issued to represent any remaining principal amount of such Security or Securities. In such case, each of the Global Notes representing such Security or Securities shall be assigned the same CUSIP number.

Issue Price:	Unless otherwise specified in an applicable Pricing Supplement, each Security will be issued at the percentage of principal amount specified in the Prospectus relating to such Security.

Interest:	General. Each Security will bear interest at either a fixed or floating rate, as specified therein and in the applicable Pricing Supplement. Interest on each Security will accrue from the Issue Date of such Security for the first interest period and from the most recent Interest Payment Date to which interest has been paid for all subsequent interest periods. Except as set forth hereafter, each payment of interest on a Security will include interest accrued to, but excluding, as the case may be, the Interest Payment Date (provided that, in the case of Floating Rate Notes which reset daily or weekly, interest payments will include accrued interest to and including the Regular Record Date immediately preceding the Interest Payment Date) or the date of Maturity (other than a Maturity Date of a Fixed Rate Note occurring on the 31st day of a month in which case such payment of interest will include interest accrued to but excluding the 30th day of such month) or on the date of redemption or repayment if a Security is repurchased by the Operating Partnership prior to maturity pursuant to mandatory or optional redemption or repayment provisions or the Survivor’s Options. Any payment of principal, premium or interest required to be made on a day that is not a Business Day (as defined below) may be made on the next succeeding Business Day, except that in the case of a Floating Rate Note for which the interest rate basis is LIBOR, if such business day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding business day, and no interest shall accrue as a result of any such delayed payment.

Each pending deposit message described under Settlement Procedure “C” below will be routed to Standard & Poor’s, which will use the message to include certain information regarding the related Securities in the appropriate daily bond report published by Standard & Poor’s.

Each Security will bear interest from, and including, its Issue Date at the rate or in accordance with the interest rate basis set forth thereon and in the applicable Pricing Supplement until the principal amount thereof is paid, or made available for payment, in full. Unless otherwise specified in the applicable Pricing Supplement, interest on each Security will be payable either monthly, quarterly, semi-annually or annually on each Interest Payment Date and at Maturity (or on the date of redemption or repayment if a Security is repurchased by the Operating Partnership prior to maturity pursuant to mandatory or optional redemption or repayment provisions or the Survivor’s Option). Interest will be payable to the person in whose name a Security is registered at the close of business on the Regular Record Date next preceding each Interest Payment Date; provided, however, interest payable at Maturity, on a date of redemption or repayment or in connection with the exercise of the Survivor’s Option will be payable to the person to whom principal shall be payable.

The interest rates the Operating Partnership will agree to pay on newly-issued Securities are subject to change without notice by the Operating Partnership from time to time, but no such change will affect any Securities already issued or as to which an offer to purchase has been accepted by the Operating Partnership.

Unless otherwise specified in the applicable Pricing Supplement, the Interest Payment Dates for a Security that provides for monthly interest payments shall be the fifteenth day of each calendar month, commencing in the calendar month that next succeeds the month in which the Security is issued; in the case of a Security that provides for quarterly interest payments, the Interest Payment Dates shall be the fifteenth day of each third month, commencing in the third succeeding calendar month following the month in which the Security is issued; in the case of a Security that provides for semi-annual interest payments, the Interest Payment dates shall be the fifteenth day of each sixth month, commencing in the sixth succeeding calendar month following the month in which the Security is issued; in the case of a Security that provides for annual interest payments, the Interest Payment Date shall be the fifteenth day of every twelfth month, commencing in the twelfth succeeding calendar month following the month in which the Security is issued. Unless otherwise specified in the applicable Pricing Supplement, the Regular Record Date with respect to any Interest Payment Date shall be the first day of the calendar month in which such Interest Payment Date occurred, except that the Regular Record Date with respect to the final Interest Payment Date shall be the final Interest Payment Date.

Each payment of interest on a Security shall include accrued interest from and including the Issue Date or from and including the last day in respect of which interest has been paid (or duly provided for), as the case may be, to, but excluding, the Interest Payment Date or Maturity Date, as the case may be.

Calculation of Interest:	Fixed Rate Notes. Unless otherwise specified in the applicable Pricing Supplement, interest on Fixed Rate Notes (including interest for partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months.

Floating Rate Notes. Interest rates on Floating Rate Notes will be determined as set forth therein and in the applicable Pricing Supplement. Interest on Floating Rate Notes, except as otherwise set forth therein, will be calculated on the basis of actual days elapsed and a year of 360 days, except that in the case of a Floating Rate Note for which the interest rate basis is the Treasury Rate, interest will be calculated on the basis of the actual number of days in the year.

Business Day:	“Business Day” means, unless otherwise specified in the applicable Pricing Supplement, any day other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York.

Payments of Principal and Interest:	Payments of Principal and Interest. Promptly after each Regular Record Date, the Trustee will deliver to the Operating Partnership and DTC a written notice specifying by CUSIP number the amount of interest, if any, to be paid on each Global Note on the following Interest Payment Date (other than an Interest Payment Date coinciding with a Maturity Date) and the total of such amounts. DTC will confirm the amount payable on each Global Note on such Interest Payment Date by reference to the daily bond reports published by Standard & Poor’s. On such Interest Payment Date, the Operating Partnership will pay to the Trustee, and the Trustee in turn will pay to DTC, such total amount of interest due (other than on the Maturity Date), at the times and in the manner set forth below under “Manner of Payment.”

Payments on the Maturity Date. On or about the first Business

Day of each month, the Trustee will deliver to the Operating Partnership and DTC a written list of principal, premium, if any, and interest to be paid on each Global Note representing Securities maturing or subject to redemption (pursuant to a sinking fund or otherwise) or repayment (“Maturity”) in the following month. The Trustee, the Operating Partnership and DTC will confirm the amounts of such principal, premium, if any, and interest payments with respect to each Global Note on or about the fifth Business Day preceding the Maturity Date of such Global Note. On the Maturity Date, the Operating Partnership will pay to the Trustee, and the Trustee in turn will pay to DTC, the principal amount of such Global Note, together with interest and premium, if any, due on such Maturity Date, at the times and in the manner set forth below under “Manner of Payment.” Promptly after payment to DTC of the principal and interest due on the Maturity Date of such Global Note and all other Securities represented by such Global Note, the Trustee will cancel and destroy such Global Note in accordance with the Indenture and so advise the Operating Partnership.

Manner of Payment. The total amount of any principal, premium, if any, and interest due on Global Notes on any Interest Payment Date or at Maturity shall be paid by the Operating Partnership to the Trustee in immediately available funds on such date. The Operating Partnership will make such payment on such Global Notes to an account specified by the Trustee. Prior to 11:30 a.m., New York City time, on the date of Maturity or as soon as possible thereafter, the Trustee will make payment to DTC in accordance with existing arrangements between DTC and the Trustee, in funds available for immediate use by DTC, each payment of interest, principal and premium, if any, due on a Global Note on such date. On each Interest Payment Date (other than on the Maturity Date) the Trustee will pay DTC such interest payments in same-day funds in accordance with existing arrangements between the Trustee and DTC. Thereafter, on each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants with payments in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Note as are recorded in the book-entry system maintained by DTC. Neither the Operating Partnership nor the Trustee shall have any direct responsibility or liability for the payment by DTC of the principal of, or premium, if any, or interest on, the Securities to such Participants.

Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Security will be determined and withheld by the Participant, indirect participant in DTC or other person responsible for forwarding payments and materials directly to the beneficial owner of such Security.

Purchase of Securities by the Purchasing Agent:	Unless otherwise agreed by the Agents and the Operating Partnership, Securities offered from time to time by the Operating Partnership will be purchased by the Purchasing Agent as principal for subsequent resale to the Agents and Selected Dealers party to the Master Selected Dealer Agreement in the form attached as Exhibit F to the Selling Agent Agreement.

Preparation of Pricing Supplement:	If any offer to purchase a Security is accepted by or on behalf of the Operating Partnership, the Operating Partnership will provide a Pricing Supplement (substantially in the form attached to the Selling Agent Agreement as Exhibit E) reflecting the terms of such Security and will have filed such Pricing Supplement with the SEC in accordance with the applicable paragraph of Rule 424(b) under the Act. The Operating Partnership shall use its reasonable best efforts to send such Pricing Supplement by facsimile, email or telecopy to the Purchasing Agent and the Trustee by 4:00 p.m. (New York City time) on the applicable Trade Day. The Purchasing Agent shall use its reasonable best efforts to send such Pricing Supplement and the Prospectus by facsimile, email or telecopy or overnight express (for delivery by the close of business on the applicable Trade Day, but in no event later than 11:00 a.m. New York City time, on the Business Day following the applicable Trade Date) to each Agent (or other Selected Dealer) which made or presented the offer to purchase the applicable Security and the Trustee at the following applicable address:

if to Banc of America Securities LLC, to:

9 West 57th Street
NY1-301-2M-01
New York, New York 10019
Attention: Transaction Management
Telecopier: (212) 847-5184

if to Incapital LLC, to:

One North LaSalle Street
Suite 3500

Chicago, Illinois 60602-7488
Telephone: (312) 379-3700
Telecopier: (312) 379-3701

Charles Schwab & Company, Incorporated
345 California Street, 19th Floor
San Francisco, California 94104
Attention: Peter Campfield
Tel: (415) 667-5072
Fax: (415) 667-5087

Citigroup Global Markets Inc.
Brooklyn Army Terminal
140 58th Street
8th Floor
Brooklyn, New York 11220
Attention: John Conteduca
Tel: (718) 765-6725
Fax: (718) 765-6734

Edward D. Jones & Co., L.P.
12555 Manchester Road
Boston, Massachusetts 02110
Attention: Philip Schwab/Barbara Eshing
Tel: (314) 515-5131
Fax: (314) 515-3502

Merrill Lynch, Pierce, Fenner & Smith Incorporated
c/o ADP Integrated Distribution
1155 Long Island Avenue
Edgewood, NY 11717
Attention: Charmany Hill
Tel: (631) 254-7118
Fax: (631) 254-1134
e-mail: charmany_hill@adp.com

Morgan Stanley & Co. Incorporated
1585 Broadway
2nd Floor
New York, NY 10036
Attn: Greg Hamwi
Telephone: (212) 761-2206
Telecopier: (212) 507-2460

with a copy to:

ADP Integrated Distribution
1155 Long Island Avenue
Edgewood, NY 11717
Attn: Morgan Stanley Prospectuses

UBS Financial Services, Inc.
800 Harbor Blvd.
3rd Floor
Taxable Fixed Income
Weehawken, New Jersey 07086-6793
Attention: Corporate Desk, James LeBlanc
Tel: (201) 352-7150
Fax: (201) 271-9172

Wachovia Securities, LLC
901 E. Byrd Street
West Tower, 3rd Floor
Richmond, Virginia 23219
Attention: George J. Curci
Tel: (804) 868-2205
Fax: (804) 868-2296

and if to the Trustee, to:

BNY Midwest Trust Company
2 North LaSalle Street, Suite 1020
Chicago, IL 60602
Attention: Corporate Trust Services
Tel: (312) 827-8546
Fax: (312) 827-8542

For record keeping purposes, one copy of each Pricing Supplement, as so filed, shall also be mailed or telecopied to:

Sidley Austin Brown & Wood LLP
787 Seventh Avenue
New York, New York 10019
Attention: Edward F. Petrosky
Telephone: (212) 839-5455
Telecopier (212) 839-5599

Each such Agent (or Selected Dealer), in turn, pursuant to the terms of the Selling Agent Agreement and the Master Selected

Dealer Agreement, will cause to be timely delivered a copy of the Prospectus and the applicable Pricing Supplement to each purchaser of Securities from such Agent or Selected Dealer.

Outdated Pricing Supplements and the Prospectuses to which they are attached (other than those retained for files) will be destroyed by those in possession thereof.

Delivery of Confirmation
and Prospectus to Purchaser by Presenting Agent:	The Agents will deliver a Prospectus and Pricing Supplement herein described with respect to each Security sold by it.

For each offer to purchase a Security accepted by or on behalf of the Operating Partnership, the Purchasing Agent will confirm with each Agent or Selected Dealer the terms of such Security, the amount being purchased by such Agent or Selected Dealer and other applicable details described above and delivery and payment instructions.

In addition, the Purchasing Agent, each Agent or Selected Dealer, as the case may be, will deliver to investors purchasing the Securities the Prospectus (including the Pricing Supplement) in relation to such Securities prior to or simultaneously with delivery of the confirmation of sale or delivery of the Security.

Settlement:	The receipt of immediately available funds by the Operating Partnership in payment for Securities and the authentication and issuance of the Global Note representing such Securities shall constitute “Settlement” with respect to such Security. All orders accepted by the Operating Partnership will be settled within three Business Days pursuant to the timetable for Settlement set forth below, unless the Operating Partnership and the purchaser agree to Settlement on another specified date, and shall be specified upon acceptance of such offer; provided, however, in all cases the Operating Partnership will notify the Trustee on the date issuance instructions are given.

Settlement Procedures:	Settlement Procedures with regard to each Security sold by an Agent shall be as follows:

A.	After the acceptance of an offer by the Operating Partnership with respect to a Security, the Purchasing Agent will communicate the following details of the terms of such offer (the “Security Sale Information”) to the Operating Partnership by telephone confirmed in writing or by facsimile transmission or other written means acceptable to the Operating Partnership:

	1.	Principal amount of the purchase;

	2.	Interest Rate:

(a) Fixed Rate Notes:
		(i)	interest rate.
(b) Floating Rate Notes:
		(i)	the interest rate basis;
		(ii)	initial interest rate (if any);
		(iii)	interest determination date;
		(iv)	interest reset period and interest reset dates;
		(v)	index maturity;
		(vi)	maximum interest rate;
		(vii)	minimum interest rate (if any); and
		(viii)	spread and/or spread multiplier (if any).

	3.	Interest Payment Frequency;

	4.	Settlement Date;

	5.	Maturity Date;

	6.	Price to Public;

	7.	Purchasing Agent’s commission determined pursuant to Section IV(a) of the Selling Agent Agreement;

	8.	Net proceeds to the Operating Partnership;

	9.	Trade Date;

	10.	If a Security is redeemable by the Operating Partnership or repayable by the noteholder, such of the following as are applicable:

11.	(i) The date on and after which such Security may be redeemed/repaid (the “Redemption/Repayment Commencement Date”),

(ii) Initial redemption/repayment price (% of par), and

(iii) Amount (% of par) that the initial redemption/repayment price shall decline (but not below par) on each anniversary of the Redemption/Repayment Commencement Date;

12.	Whether the Security has a Survivor’s Option;

13.	DTC Participant Number of the institution through which the customer will hold the beneficial interest in the Global Note; and

14.	Such other terms as are necessary to complete the applicable form of Security.

B.	The Operating Partnership and the Company will confirm the previously assigned CUSIP number to the Global Note representing such Security and then advise the Trustee and the Purchasing Agent by telephone (confirmed in writing at any time on the same date) or by telecopier or other form of electronic transmission of the information received in accordance with Settlement Procedure “A” above, the assigned CUSIP number and the name of the Purchasing Agent. Each such communication by the Operating Partnership and the Company will be deemed to constitute a representation and warranty by the Operating Partnership and the Company to the Trustee and the Agents that (i) such Security is then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by the Operating Partnership; (ii) such Security, and the Global Note representing such Security, will conform with the terms of the Indenture; and (iii) upon authentication and delivery of the Global Note representing such Security, the aggregate principal amount of all Securities issued under the Indenture will not exceed the aggregate principal amount of Securities authorized for issuance at such time by the Operating Partnership.

C.	The Trustee will communicate to DTC and the Purchasing Agent through DTC’s Participant Terminal System a pending deposit message specifying the following Settlement information:

	1.	The information received in accordance with Settlement Procedure “A”.

	2.	The numbers of the participant accounts maintained by DTC on behalf of the Trustee and the Purchasing Agent.

	3.	Identification as a Fixed Rate Note or a Floating Rate Note.

	4.	The initial Interest Payment Date for such Security, number of days by which such date succeeds the related DTC record date (which term means the Regular Record Date), and if then calculated, the amount of interest payable on such Initial Interest Payment Date (which amount shall have been confirmed by the Trustee).

	5.	The CUSIP number of the Global Note representing such Securities.

	6.	The frequency of interest.

	7.	Whether such Global Note represents any other Securities issued or to be issued (to the extent then known).

D.	DTC will credit such Security to the participant account of the Trustee maintained by DTC.

E.	The Trustee will complete and deliver a Global Note representing such Security in a form that has been approved by the Operating Partnership, the Purchasing Agent, the Agents and the Trustee.

F.	The Trustee will authenticate the Global Note representing such Security and maintain possession of such Global Note.

G.	The Trustee will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC to (i) debit such Security to the Trustee’s participant account and credit such Security to the participant account of the Purchasing Agent maintained by DTC and (ii) debit the settlement account of the Purchasing Agent and credit the settlement account of the Trustee maintained by DTC, in an amount equal to the price of such Security less the Purchasing Agent’s commission. The entry of such a deliver order shall be deemed to constitute a representation and warranty by the Trustee to DTC that (a) the Global Note representing such Security has been issued and authenticated and (b) the Trustee is holding such Global Note pursuant to the Certificate Agreement.

H.	The Purchasing Agent will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC to (i) debit such Security to the Purchasing Agent’s participant account and credit such Security to the participant accounts of the Participants to whom such Security is to be credited maintained by DTC and (ii) debit the settlement accounts of such Participants and credit the settlement account of the Purchasing Agent maintained by DTC, in an amount equal to the price of the Security less the agreed upon commission so credited to their accounts.

I.	Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures “G” and “H” will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.

J.	The Trustee will credit to an account specified by the Operating Partnership funds available for immediate use in an amount equal to the amount credited to the Trustee’s DTC participant account in accordance with Settlement Procedure “G.”

K.	The Trustee will send a copy of the Global Note representing such Security by first-class mail to the Operating Partnership.

L.	Each Agent and Selected Dealer will confirm the purchase of each Security to the purchaser thereof either by transmitting to the Participant to whose account such Security has been credited a confirmation order through DTC’s Participant Terminal System or by mailing a written confirmation to such purchaser. In all cases the Prospectus as most recently amended or supplemented must accompany or precede such confirmation.

M.	On a day that is a Business Day, the Trustee will send, by facsimile or electronic transmission, to the Operating Partnership a statement setting forth the principal amount of Securities outstanding as of that date under the Indenture and setting forth the CUSIP number(s) assigned to, and a brief description of, any orders which the Operating Partnership has advised the Trustee but which have not yet been settled.

Settlement Procedures Timetable:	In the event of a purchase of Securities by the Purchasing Agent, as principal, appropriate Settlement details, if different from those set forth below will be set forth in the applicable Terms Agreement to be entered into among the Purchasing Agent, the Operating Partnership and the Company pursuant to the Selling Agent Agreement. Settlement Procedures “A” through “M” shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

Settlement
	Procedure	Time

	A	4:00 p.m. on the Trade Day.
	B	5:00 p.m. on the Trade Day.
	C	2:00 p.m. on the Business Day before the Settlement Date.
	D	10:00 a.m. on the Settlement Date.
	E	12:00 p.m. on the Settlement Date.
	F	12:30 p.m. on the Settlement Date.
	G-H	2:00 p.m. on the Settlement Date.
	I	4:45 p.m. on the Settlement Date.
	J-L	5:00 p.m. on the Settlement Date.
	M	Weekly or at the request of the Operating Partnership.

The Prospectus as most recently amended or supplemented must accompany or precede any written confirmation given to the customer (Settlement Procedure “L”). Settlement Procedure “I” is subject to extension in accordance with any extension Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date. If Settlement of a Security is rescheduled or cancelled, the Trustee will deliver to DTC, through DTC’s Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m., New York City time, on the Business Day immediately preceding the scheduled Settlement Date.

Failure to Settle:	If the Trustee fails to enter an SDFS deliver order with respect to a Security pursuant to Settlement Procedure “G”, the Trustee may deliver to DTC, through DTC’s Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Security to the participant account of the Trustee maintained at DTC. DTC will process the withdrawal message, provided that such participant account contains Securities having the same terms and having a principal amount that is at least equal to the principal amount of such Security to be debited. If withdrawal messages are processed with respect to all the Securities issued or to be issued represented by a Global Security, the Trustee will cancel such Global Note in accordance with the Indenture, make appropriate entries in its records and so advise the Operating Partnership. The CUSIP number assigned to such Global Note shall, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. If withdrawal messages are processed with respect to one or more, but not all, of the Securities represented by a Global Note, the Trustee will exchange such Global Note for two Global Notes, one of which shall represent such Securities and shall be cancelled immediately after issuance, and the other of which shall represent the remaining Securities previously represented by the surrendered Global Note and shall bear the CUSIP number of the surrendered Global Note. If the purchase price for any Security is not timely paid to the Participants with respect to such Security by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the related Agent may enter SDFS deliver orders through DTC’s participant Terminal System reversing the orders entered pursuant to Settlement Procedures “G” and “H”, respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the Agent in the performance of its obligations hereunder or under the Selling Agent Agreement, the Operating Partnership will reimburse the Agent on an equitable basis for its reasonable out-of-pocket accountable expenses actually incurred and loss of the use of funds during the period when they were credited to the account of the Operating Partnership.

Notwithstanding the foregoing, upon any failure to settle with respect to a Security, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of Securities that were to have been represented by a Global Note, the Trustee will provide, in accordance with Settlement Procedures “D” and “E”, for the authentication and issuance of a Global Note representing the other Securities to have been represented by such Global Note and will make appropriate entries in its records.

Trustee Not to Risk Funds:	Nothing herein shall be deemed to require the Trustee to risk or expend its own funds in connection with any payment to the Operating Partnership, or the Agents or the purchasers, it being understood by all parties that payments made by the Trustee to either the Operating Partnership or the Agents shall be made only to the extent that funds are provided to the Trustee for such purpose.

Advertising Costs:	The Operating Partnership and the Company shall have the sole right to approve the form and substance of any advertising an Agent may initiate in connection with such Agent’s solicitation of offers to purchase the Securities. The expense of such advertising will be solely the responsibility of such Agent, unless otherwise agreed to by the Operating Partnership and the Company.

EXHIBIT D

TERMS AGREEMENT

_________, 20__

EOP Operating Limited Partnership
Equity Office Properties Trust
Two North Riverside Plaza
Suite 2100
Chicago, Illinois 60606

The undersigned agrees to purchase the following aggregate principal amount of EOP Operating Limited Partnership InterNotes:

$
The terms of such Notes shall be as follows:
Trade Date:
CUSIP Number:
Interest Rate or Method of Determination:

Fixed Rate Note:
Interest Payment Frequency:
Regular Record Dates:
Floating Rate Note:

If LIBOR:

(i)	LIBOR Telerate ☐ or LIBOR Reuters ☐
(ii)	Designated LIBOR Page:

Initial Interest Rates:
Spread, if any:
Spread Multiplier, if any:
Interest Reset Date(s):
Interest Payment Date(s):
Record Dates:
Index Maturity:
Maximum Interest Rate, if any:
Minimum Interest Rate, if any:
Calculation Agent:

Maturity Date:
Price to Public:
Agent’s Concession:        %
Net Proceeds to Issuer: $
Settlement Date, Time and Place:
Survivor’s Option:
Optional Redemption/Repayment, if any:
Initial Redemption/Repayment Date[s]:

Redemption/Repayment Price: Initially        % of Principal Amount and declining by        % of the Principal Amount on each anniversary of the Initial Redemption/Repayment Date until the Redemption/Repayment Price is 100% of the Principal Amount.

[Any other terms and conditions agreed to by the Purchasing Agent, the Operating Partnership and the Company]

INCAPITAL LLC
By:

Title:

ACCEPTED EOP OPERATING LIMITED PARTNERSHIP
By:	Equity Office Properties Trust,
its General Partner

By:
Name:
Title:

EQUITY OFFICE PROPERTIES TRUST
By:
Name:
Title:

EXHIBIT E
FORM OF PRICING SUPPLEMENT

Pricing Supplement Dated:	Rule 424(b)(3)
(To Prospectus Supplement Dated June 10,	File Nos. 333-58976 and
2004 and Prospectus Dated June 20, 2001)	333-43530
Pricing Supplement No.

U.S. $
EOP OPERATING LIMITED PARTNERSHIP
INTERNOTES®
DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
Fully and Unconditionally Guaranteed By Equity Office Properties Trust

Trade Date:
Issue Date:
Joint Lead Managers:
Agents:

INTEREST
RATE or
	AGGREGATE	PRICE		NET	INTEREST
	PRINCIPAL	TO		PROCEEDS	RATE
CUSIP	AMOUNT	PUBLIC	CONCESSION	TO ISSUER	BASIS

		INITIAL		MAXIMUM	MINIMUM
	INDEX	INTEREST	INTEREST	INTEREST	INTEREST	DAY COUNT
	MATURITY	RATE	RESET DATES	RATE	RATE	BASIS
SPREAD	(if floating	(if floating	(if floating	(if floating	(if floating	(if floating
(if floating rate)	rate)	rate)	rate)	rate)	rate)	rate)

INTEREST				REDEMPTION OR
PAYMENT	MATURITY	FIRST INTEREST	SURVIVOR’S	REPAYMENT	REDEMPTION/
FREQUENCY	DATE	PAYMENT DATE	OPTION	YES/NO	REPAYMENT TERMS

E-1

Other Terms:

E-2

EXHIBIT F

Master Selected Dealer Agreement

«FirstName»»
«Company»»
«Address1»»
«Address2»»
«City»», «State»» «Postal»»

Dear Selected Dealer:

          In connection with public offerings of securities after the date hereof for which we are acting as manager of an underwriting syndicate or are otherwise responsible for the distribution of securities to the public by means of an offering of securities for sale to selected dealers, you may be offered the right as such a selected dealer to purchase as principal a portion of such securities. This will confirm our mutual agreement as to the general terms and conditions applicable to your participation in any such selected dealer group organized by us as follows.

          1. Applicability of this Agreement. The terms and conditions of this Agreement shall be applicable to any public offering of securities (“Securities”), pursuant to a registration statement filed under the Securities Act of 1933 (the “1933 Act”), or exempt from registration thereunder (other than a public offering of Securities effected wholly outside the United States of America), wherein Incapital LLC clearing through BNY Clearing Services, LLC (the “Account”) (acting for its own Account or for the account of any underwriting or similar group or syndicate) is responsible for managing or otherwise implementing the sale of the Securities to selected dealers (“Selected Dealers”) and has expressly informed you that such terms and conditions shall be applicable. Any such offering of Securities to you as a Selected Dealer is hereinafter called an “Offering”. In the case of any Offering where we are acting for the account of any underwriting or similar group or syndicate (“Underwriters”), the terms and conditions of this Agreement shall be for the benefit of, and binding upon, such Underwriters, including, in the case of any Offering where we are acting with others as representatives of Underwriters, such other representatives.

          2. Conditions of Offering; Acceptance and Purchases. Any Offering: (i) will be subject to delivery of the Securities and their acceptance by us and any other Underwriters; (ii) may be subject to the approval of all legal matters by counsel and the satisfaction of other conditions, and (iii) may be made on the basis of reservation of Securities or an allotment against subscription. We will advise you by electronic mail, facsimile or other form of written communication (“Written Communication”, which term, in the case of any Offering described in Section 3(a) or 3(b) hereof, may include a prospectus or offering circular) of the particular method and supplementary terms and conditions (including, without limitation, the information as to prices and offering date referred to in Section 3(c) hereof) of any Offering in which you are invited to participate. To the extent such supplementary terms and conditions are inconsistent with any provision herein, such terms and conditions shall supersede any such provision. Unless otherwise indicated in any such Written Communication, acceptances and other communications by you with respect to an Offering should be sent to Incapital LLC, One North LaSalle Street, Suite 3500, Chicago, IL 60602, (Fax: (312) 379-3701). We reserve the right to reject any acceptance in whole or in part. Unless notified otherwise by us, Securities purchased by you shall be paid for on such date as we shall determine, on one day’s prior notice to you, by certified or official bank check, in an amount equal to the Public Offering Prices (as hereinafter defined) or, if we shall so advise you, at such Public Offering Price less the Concession (as hereinafter defined), payable in New York Clearing House funds to the order of BNY Clearing Services, LLC clearing for the account of Incapital LLC, against delivery of the Securities. If Securities are purchased and paid for at such Public Offering Price, such Concession will be paid after the termination of the provisions of Section 3(c) hereof with respect to such Securities. Notwithstanding the foregoing, unless notified otherwise by us, payment for and delivery of Securities purchased by you shall be made through the facilities of The Depository Trust Company, if you are a member, unless you have otherwise notified us prior to the date specified in a Written Communication to you from us or, if you are not a member, settlement may be made through a correspondent who is a member pursuant to instructions which you will send to us prior to such specified date.

          3. Representations, Warranties and Agreements.

               (a) Registered Offerings. In the case of any Offering of Securities that are registered under the 1933 Act (“Registered Offering”), we shall provide you with such number of copies of each preliminary prospectus and of the final prospectus relating thereto as you may reasonably request for the purposes contemplated by the 1933 Act and the Securities Exchange Act of 1934 (the “1934 Act”) and the applicable rules and regulations of the Securities and Exchange Commission thereunder. You represent and warrant that you are familiar with Rule 15c2-8 under the 1934 Act relating to the distribution of preliminary and final prospectuses and agree that you will comply therewith. You agree to make a record of your distribution of each preliminary prospectus and, when furnished with copies of any revised preliminary prospectus, you will, upon our request, promptly forward copies thereof to each person to whom you have theretofore distributed a preliminary prospectus. You agree that in purchasing Securities in a Registered Offering you will rely upon no statement whatsoever, written or oral, other than the statements in the final prospectus delivered to you by us. You will not be authorized by the issuer or other seller of Securities offered pursuant to a prospectus or by any Underwriter to give any information or to make any representation not contained in the prospectus in connection with the sale of such Securities.

               (b) Offerings Pursuant to Offering Circular. In the case of any Offering of Securities, other than a Registered Offering, which is made pursuant to an offering circular or other document comparable to a prospectus in a Registered Offering, we shall provide you with such number of copies of each preliminary offering circular and of the final offering circular relating thereto as you may reasonably request. You agree that you will comply with the applicable Federal and state laws, and the applicable rules and regulations of any regulatory body promulgated thereunder, governing the use and distribution of offering circulars by brokers or dealers. You agree that in purchasing Securities pursuant to an offering circular you will rely upon no statements whatsoever, written or oral, other than the statements in the final offering circular delivered to you by us. You will not be authorized by the issuer or other seller of Securities offered pursuant to an offering circular or by any Underwriter to give any information or to make any representation not contained in the offering circular in connection with the sale of such Securities.

               (c) Offer and Sale to the Public. With respect to any Offering of Securities, we will inform you by a Written Communication of the public offering price, the selling concession, the reallowance (if any) to dealers and the time when you may commence selling Securities to the public. After such public offering has commenced, we may change the public offering price, the selling concession and the reallowance to dealers. The offering price, selling concession and reallowance (if any) to dealers at any time in effect with respect to an Offering are hereinafter referred to, respectively, as the “Public Offering Price”, the “Concession” and the “Reallowance”. With respect to each Offering of Securities, until the provisions of this Section 3(c) shall be terminated pursuant to Section 4 hereof, you agree to offer Securities to the public at no more than the Public Offering Price. If so notified by us, you may sell Securities to the public at a lesser negotiated price than the Public Offering Price, but in an amount not to exceed the “Concession”. If a Reallowance is in effect, a reallowance from the Public Offering Price not in excess of such Reallowance may be allowed as consideration for services rendered in distribution to dealers who are actually engaged in the investment banking or securities business, who execute the written agreement prescribed by Rule 2740 of the Conduct Rules of the National Association of Securities Dealers, Inc. (the “NASD”) and who are either members in good standing of the NASD or foreign banks, dealers or institutions not eligible for membership in the NASD who represent to you that they will promptly reoffer such Securities at the Public Offering Price and will abide by the conditions with respect to foreign banks, dealers and institutions set forth in Section 3(e) hereof.

               (d) Over-allotment; Stabilization; Unsold Allotments. We may, with respect to any Offering, be authorized to over-allot in arranging sales to Selected Dealers, to purchase and sell Securities for long or short account and to stabilize or maintain the market price of the Securities. You agree that, upon our request at any time and from time to time prior to the termination of the provisions of Section 3(c) hereof with respect to any Offering, you will report to us the amount of Securities purchased by you pursuant to such Offering which then remain unsold by you and will, upon our request at any such time, sell to us for our account or the account of one or more Underwriters such amount of such unsold Securities as we may designate at the Public Offering Price less an amount to be determined by us not in excess of the Concession. If, prior to the later of (i) the termination of the provisions of Section 3(c) hereof with respect to any Offering or (ii) the covering by us of any short position created by us in connection with such Offering for our account or the account of one or more Underwriters, we purchase or contract to purchase for our account or the account of one or more Underwriters in the open market or otherwise any Securities purchased by you under this Agreement as part of such Offering, you agree to pay us on demand an amount equal to the Concession with respect to such Securities (unless you shall have purchased such Securities pursuant to Section 2 hereof at the Public Offering Price in which case we shall not be obligated to pay such Concession to you pursuant to Section 2) plus transfer taxes and broker’s commissions or dealer’s mark-up, if any, paid in connection with such purchase or contract to purchase.

               (e) NASD. You represent and warrant that you are actually engaged in the investment banking or securities business and either a member in good standing of the NASD or, if you are not such a member, you are a foreign bank, dealer or institution not eligible for membership in the NASD which agrees to make no sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein, and in making other sales to comply with the NASD’s interpretation with respect to free riding and withholding. You further represent, by your participation in an Offering, that you have provided to us all documents and other information required to be filed with respect to you, any related person or any person associated with you or any such related person pursuant to the supplementary requirements of the NASD’s interpretation with respect to review of corporate financing as such requirements relate to such Offering.

               You agree that, in connection with any purchase or sale of the Securities wherein a Concession, discount or other allowance is received or granted, (1) you will comply with the provisions of Rule 2740 of the NASD’s Conduct Rules and (2) if you are a non-NASD member broker or dealer in a foreign country, you will also comply (a), as though you were an NASD member, with the provisions of IM-2110-1 and Rules 2730, 2740 and 2750 of the NASD’s Conduct Rules and (b) with Rule 2420 thereof as that Rule applies to a non-NASD member broker or dealer in a foreign country.

               You further agree that, in connection with any purchase of securities from us that is not otherwise covered by the terms of this Agreement (whether we are acting as manager, as a member of an underwriting syndicate or a selling group or otherwise), if a Concession or other allowance is granted to you, clauses (1) and (2) of the preceding paragraph will be applicable.

               (f) Relationship among Underwriters and Selected Dealers. We may buy Securities from or sell Securities to any Underwriter or Selected Dealer and, without consent, the Underwriters (if any) and the Selected Dealers may purchase Securities from and sell Securities to each other at the Public Offering Price less all or any part of the Concession. Unless otherwise specified in a separate agreement between you and us, this agreement does not authorize you to act as agent for: (i) us; (ii) any Underwriter; (iii) the issuer; or (iv) other seller of any Securities in offering Securities to the public or otherwise. Neither we nor any Underwriter shall be under any obligation to you except for obligations assumed hereby or in any Written Communication from us in connection with any Offering. Nothing contained herein or in any Written Communication from us shall constitute the Selected Dealers an association or partners with us or any Underwriter or with one another. If the Selected Dealers, among themselves or with the Underwriters, should be deemed to constitute a partnership for Federal income tax purposes, then you elect to be excluded from the application of Subchapter K, Chapter 1, Subtitle A of the Internal Revenue Code of 1986 and agree not to take any position inconsistent with that election. You authorize us, in our discretion, to execute and file on your behalf such evidence of that election as may be required by the Internal Revenue Service. In connection with any Offering, you shall be liable for your proportionate amount of any tax, claim, demand or liability that may be asserted against you alone or against one or more Selected Dealers participating in such Offering, or against us or the Underwriters, based upon the claim that the Selected Dealers, or any of them, constitute an association, an unincorporated business or other entity, including, in each case, your proportionate amount of any expense incurred in defending against any such tax, claim, demand or liability.

               (g) Blue Sky Laws. Upon application to us, we shall inform you as to any advice we have received from counsel concerning the jurisdictions in which Securities have been qualified for sale or are exempt under the securities or blue sky laws of such jurisdictions, but we do not assume any obligation or responsibility as to your right to sell Securities in any such jurisdiction.

               (h) Compliance with Law. You agree that in selling Securities pursuant to any Offering (which agreement shall also be for the benefit of the issuer or other seller of such Securities) you will comply with all applicable laws, rules and regulations, including the applicable provisions of the 1933 Act and the 1934 Act, the applicable rules and regulations of the Securities and Exchange Commission thereunder, the applicable rules and regulations of the NASD, the applicable rules and regulations of any securities exchange having jurisdiction over the Offering and the applicable laws, rules and regulations specified in Section 3(b) hereof.

               4. Termination, Supplements and Amendments. This Agreement shall continue in full force and effect until terminated by a written instrument executed by each of the parties hereto. This Agreement may be supplemented or amended by us by written notice thereof to you, and any such supplement or amendment to this Agreement shall be effective with respect to any Offering to which this Agreement applies after the date of such supplement or amendment. Each reference to “this Agreement” herein shall, as appropriate, be to this Agreement as so amended and supplemented. The terms and conditions set forth in Section 3(c) hereof with regard to any Offering will terminate at the close of business on the 30th day after the commencement of the public offering of the Securities to which such Offering relates, but in our discretion may be extended by us for a further period not exceeding 30 days and in our discretion, whether or not extended, may be terminated at any earlier time.

               5. Successors and Assigns. This Agreement shall be binding on, and inure to the benefit of, the parties hereto and other persons specified in Section 1 hereof, and the respective successors and assigns of each of them.

               6. Governing Law. This Agreement and the terms and conditions set forth herein with respect to any Offering together with such supplementary terms and conditions with respect to such Offering as may be contained in any Written Communication from us to you in connection therewith shall be governed by, and construed in accordance with, the laws of the State of New York.

               Please confirm by signing and returning to us the enclosed copy of this Agreement that your subscription to, or your acceptance of any reservation of, any Securities pursuant to an Offering shall constitute (i) acceptance of and agreement to the terms and conditions of this Agreement (as supplemented and amended pursuant to Section 4 hereof) together with and subject to any supplementary terms and conditions contained in any Written Communication from us in connection with such Offering, all of which shall constitute a binding agreement between you and us, individually or as representative of any Underwriters, (ii) confirmation that your representations and warranties set forth in Section 3 hereof are true and correct at that time, (iii) confirmation that your agreements set forth in Sections 2 and 3 hereof have been and will be fully performed by you to the extent and at the times required thereby and (iv) in the case of any Offering described in Section 3(a) and 3(b) hereof, acknowledgment that you will request and have received from us sufficient copies of the final prospectus or offering circular, as the case may be, with respect to such Offering in order to comply with your undertakings in Section 3(a) or 3(b) hereof.

Very truly yours, INCAPITAL LLC
By:

CONFIRMED:	, 20

Operating Partnership

By:

Name:

(Print name)

Title:

F-6